UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

SCHEDULE 14A

_________________

(Rule 14a-101)
Information Required in Proxy Statement
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by Registrant	☒
Filed by Party other than Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Materials Pursuant to §240.14a-12

ZION OIL & GAS, INC.

(Name of Registrant as Specified In Its Charter)

N/A

________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

An American company in Israel exploring for oil to fulfill the prophecies given by God to Jacob and Moses.
OTC: ZNOG
EST. 2000

HAIFA
Sea of Galilee
World-class natural gas reserves
MEGIDDO VALLEYS LICENSE
75,000 ACRES
CAESAREA
ZION RECOMPLETION SITE
Mediterranean Sea
ISRAEL
TEL AVIV
JERUSALEM
Dead Sea

ZION OIL & GAS, INC.
12222 Merit Drive, Suite 1450
Dallas, Texas 75251
(214) 221-4610

To the Stockholders of Zion Oil & Gas, Inc.:

We are pleased to invite you to attend the Annual Meeting of Stockholders of Zion Oil & Gas, Inc. The meeting will be held at 8:30 a.m., Central Time (“CT”), on Tuesday, June 2, 2026, via live webinar. The in-person meeting will be held at the offices of Zion Oil & Gas, Inc. Holders of the common stock of Zion Oil & Gas, Inc. as of the close of business on the Record Date of April 6, 2026, are entitled to vote before and at the Annual Meeting via www.voteproxy.com, or calling toll free 1-800-776-9437, or by in-person attendance. You are encouraged to vote prior to the meeting, since this internet site and this phone number are the only ways to vote during the Annual Meeting webinar, except for in-person attendance at the meeting. The Annual Meeting webinar provides us the opportunity to present a review of our current exploration activities in Israel and our plans for future operations to more of our shareholders than those attending the in-person meeting.

To register and participate in the Annual Meeting via live webinar, you will need your control number, which can be found on your Notice, on your proxy card, and on the instructions that accompany your proxy materials. Please register for the webinar at https://www.zionoil.com/2026AMS by May 29, 2026. When registering, shareholders may submit questions for the Q & A portion of the Meeting. The webinar details will be emailed to registered shareholders prior to the Annual Meeting. The Annual Meeting will begin promptly at 8:30 a.m. CT (4:30 pm Israel) on June 2, 2026. A recorded presentation of the meeting will be available on our website later.

You are asked to vote on a couple of important proposals that include: (1) electing four directors, (2) ratifying the appointment of our independent public accountants, RBSM, LLP, (3) approve, in an nonbinding advisory vote, the compensation of the Company’s Named Executive Officers and (4) approve, in an nonbinding advisory vote, the frequency of future nonbinding advisory votes on the compensation of the Company’s Named Executive Officers.

You may vote your shares on the Internet, by telephone, or by mail from the proxy information received. It is very important for you to vote, but also to help prevent your shares from possibly being forfeited by a state government (“escheatment”) due to dormancy or lack of company contact.

On behalf of the Board of Directors and management, thank you for your cooperation and continued support for Zion Oil & Gas, Inc. and the mission to help make Israel energy independent. Your vote and your engagement with our company are very important to us.

Sincerely,

/s/ JOHN M. BROWN
John M. Brown
Executive Chairman of the Board

i

ZION OIL & GAS, INC.
12222 Merit Drive, Suite 1450
DALLAS, TEXAS 75251

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that the 2026 Annual Meeting (the “Annual Meeting”) of the Stockholders of ZION OIL & GAS, INC. (the “Company”) will be held at 8:30 A.M. (CT) and 4:30 p.m. (Israel) on June 2, 2026 via live webinar and the in-person meeting will be held at the offices of Zion Oil & Gas, Inc.:

1.	Elect four directors of the Company as Class III directors to serve for a term of three years;

2.	Ratify the appointment of RBSM, LLP, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026;

3.	Approve, in a nonbinding advisory vote, the compensation of the Company’s Named Executive Officers;

4.	Approve, in a nonbinding advisory vote, the frequency of future nonbinding advisory votes on the compensation of the Company’s Named Executive Officers; and

5.	Conduct such other business as may properly come before the Annual Meeting and any adjournment(s) thereof.

The foregoing items of business are more fully described in the Proxy Statement that accompanies this Notice. The Board of Directors has fixed the close of business on April 6, 2026 as the Record Date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof via www.voteproxy.com, or by calling toll free 1-800-776-9437. Only stockholders of record at the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting.

Regardless of whether you plan to log into the Annual Meeting webinar or attend in-person, please vote your shares as soon as possible so that we may have a quorum at the Annual Meeting, and your shares will be voted in accordance with your instructions. For specific voting instructions, please refer to the instructions on the proxy card or on the Notice of Internet Availability of Proxy Materials that was mailed to you.

By Order of the Board of Directors

/s/ JOHN M. BROWN
John M. Brown
Executive Chairman of the Board

April 9, 2026

ii

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF
PROXY MATERIALS FOR THE ANNUAL MEETING AND ANNUAL REPORT

The Company’s proxy materials and Annual Report on Form 10-K are available at:
http://www.astproxyportal.com/ast/ZionOil/

iii

ZION OIL & GAS, INC.
12222 Merit Drive, Suite 1450
DALLAS, TEXAS 75251

PROXY STATEMENT

For the Annual Meeting of Stockholders
to be held via webinar on Tuesday, June 2, 2026 and in-person in Dallas.

This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors (the “Board of Directors” or the “Board”) of Zion Oil & Gas, Inc., a Texas corporation (“Zion”, “Zion Oil” or the “Company”), of proxies to be voted at the 2026 Annual Meeting (the “Annual Meeting”) of the Company’s stockholders via live webinar on Tuesday, June 2, 2026, at 8:30 a.m. (“CT”) and at 4:30 p.m. (Israel) in-person at the offices of Zion Oil & Gas, Inc. and any adjournment(s) thereof.

Holders of the common stock of Zion Oil & Gas, Inc. as of the close of business on the Record Date of April 6, 2026, are entitled to vote before and at the Annual Meeting via www.voteproxy.com, or calling toll free 1-800-776-9437, but you are encouraged to vote prior to the meeting, since this internet site and this phone number are the only ways to vote during the Annual Meeting webinar, except in-person. The Annual Meeting webinar provides us the opportunity to present a review of our current exploration activities in Israel and our plans for future operations to more of our shareholders than those attending the in-person meeting.

To register and participate in the Annual Meeting via live webinar, you will need your control number, which can be found on your Notice, on your proxy card, and on the instructions that accompany your proxy materials. Please register for the webinar at https://www.zionoil.com/2026AMS by May 29, 2026. When registering, shareholders may submit questions for the Q & A portion of the Meeting. During the Meeting, a chat room will be available for questions during the Meeting with webinar participants. The webinar details will be emailed to registered shareholders prior to the Annual Meeting. The Annual Meeting will begin promptly at 8:30 a.m. CT on June 2, 2026 and at 4:30 p.m. (Israel). A recorded presentation of the meeting will be available on our website later.

If you are a stockholder of record as of April 6, 2026, the Record Date for the annual meeting, you may vote at any time during the meeting prior to the closing of the polls by voting online at www.voteproxy.com, or by calling toll free 1-800-776-9437. This is not necessary, if you have previously voted your shares.

If your shares are held in “street name” through a broker, bank or other nominee, in order to participate in the virtual annual meeting you must first obtain a legal proxy from your broker, bank or other nominee reflecting the number of shares of Zion Oil & Gas Inc. common stock you held as of the Record Date, your name and email address. You then must submit a copy of the legal proxy and a request for registration to Equiniti Trust Company, LLC: (1) by email to proxy@equiniti.com; (2) by facsimile to 718-765-8730 or (3) by mail to Equiniti Trust Company, LLC, Attn: EQ, P.O. Box 500, Newark, NJ 07101. Requests for registration must be labeled as “Legal Proxy” and be received by Equiniti Trust Company, LLC no later than 5:00 p.m. Eastern time on May 29, 2026. We will then send the holder back via email the necessary information (company number and control number) that will allow you to vote at the Equiniti site.

Pursuant to rules adopted by the U.S. Securities and Exchange Commission (“SEC”), we are providing stockholders of record as of the Record Date (defined below) with Internet access to our proxy materials. Our Board has made these proxy materials available to you on the Internet on or about April 15, 2026, at www.astproxyportal.com/ast/ZionOil/, which is the website described in the Notice of Internet Availability of Proxy Materials (the “Notice”), mailed to stockholders of record. We are sending the Notice to our stockholders of record as of the Record Date of April 6, 2026, and filing the Notice with the SEC, on or about April 9, 2026. In addition to our proxy materials being available for review, the website contains instructions on how to access the proxy materials over the Internet or to request a printed copy, free of charge. In addition, stockholders may request proxy materials in printed forms by mail or electronically by e-mail on an ongoing basis by contacting our Investor Relations Department at our principal executive offices in Dallas, Texas. Upon request and at no cost, we will also provide stockholders a copy of our Form10-K for the year ended December 31, 2025, filed with the SEC on March 19, 2026.

At the Annual Meeting, the stockholders will be asked to:

1.	Elect four directors of the Company as Class III directors to serve for a term of three years;

2.	Ratify the appointment of RBSM, LLP, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026;

3.	Approve, in a nonbinding advisory vote, the compensation of the Company’s Named Executive Officers;

4.	Approve, in a nonbinding advisory vote, the frequency of future nonbinding advisory votes on the compensation of the Company’s Named Executive Officers: and

5.	Conduct such other business as may properly come before the Annual Meeting and any adjournment(s) thereof.

To have a valid meeting of the stockholders, a quorum of the Company’s stockholders is necessary. The holders of a less than the majority of the stock issued and outstanding and entitled to vote but not less than one-third of the shares issued and outstanding and entitled to vote are present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the shareholders. Abstentions and broker non-votes shall be counted as present for the purpose of determining the presence of a quorum. Stockholders who execute proxies retain the right to revoke them at any time by notice in writing to the Company’s Secretary, or by presenting a later-dated proxy. Unless so revoked, the shares represented by proxies will be voted at the Annual Meeting. The shares represented by the proxies solicited by the Board will be voted in accordance with the directions given therein, but if no direction is given, such shares unless otherwise restricted by law will be voted:

(i)	FOR the election as directors of the nominees of the Board named below;

(ii)	FOR the proposal to ratify the appointment of RBSM, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026;

(iii)	FOR the proposal to approve, in a nonbinding advisory vote, the compensation of the Company’s Named Executive Officers;

(iv)	FOR the proposal to approve in a nonbinding advisory vote, the frequency of future nonbinding advisory votes on the compensation of the Company’s Named Executive Officers; and

(v)	Unless otherwise restricted by law, in the discretion of the proxies named in the proxy on any other proposals to properly come before the Annual Meeting or any adjournment(s) thereof.

The Company is unaware of any additional matters not set forth in the Notice that will be presented for consideration at the Annual Meeting.

VOTING RIGHTS

All voting rights are vested exclusively in the holders of Common Stock. Only holders of Common Stock of record at the close of business on April 6, 2026 (the “Record Date”) are entitled to receive notice of and to vote at the Annual Meeting. As of the Record Date, there were a total of approximately 1,181,000,000 shares of Common Stock outstanding. Each holder of Common Stock entitled to vote at the Annual Meeting is entitled to one vote for each share held.

The holders of a less than the majority of the stock issued and outstanding and entitled to vote but not less than one-third of the shares issued and outstanding and entitled to vote are present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the shareholders. Broker non-votes and abstentions are counted as shares present at the Annual Meeting for purposes of determining a quorum. A “broker non-vote” occurs when the broker does not receive voting instructions from the beneficial owner with respect to a non-routine matter and therefore the broker expressly indicates on a proxy card that it is not voting on a matter.

For Proposal No. 1 (Election of Directors), each nominee for election as a director must receive the affirmative vote of a majority of the votes cast by the holders of our common stock, present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal. Votes may be cast in favor of or against the election of each nominee. Broker non-votes and abstentions will not be counted as votes cast and will have no effect on the outcome of the vote for directors.

For Proposal No. 2 (Ratification of RBSM, LLP), ratification of the appointment of RBSM LLP as our independent registered public accounting for the year ending December 31, 2026 requires the affirmative vote of a majority of the voting power of the outstanding common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will not be counted as a vote “AGAINST” this proposal. Broker non-votes will not affect the outcome of this proposal. The proposal to ratify the appointment of RBSM, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 (Proposal No. 2) is considered a routine matter on which banks, brokers and other nominees may vote in their discretion on behalf of beneficial owners who have not provided voting instructions.

For Proposal No. 3 (Approve, in a nonbinding advisory vote, the compensation of the Company’s Named Executive Officers) approval of the Compensation Advisory Vote requires the affirmative vote of a majority of the voting power of the outstanding common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Abstentions will not be counted as a vote “AGAINST” this proposal. Broker non-votes will not affect the outcome of this proposal. While the law requires this vote, the vote will not be binding on either our company or the Board nor will it create or imply any change in the fiduciary duty of, or imposing any additional fiduciary duty on, our company or the Board. However, the views of our stockholders are important to us, and our Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions. We urge you to read the section entitled “Compensation Discussion and Analysis,” which discusses how our executive compensation program is structured.

For Proposal No. 4 (Approve, in a nonbinding advisory vote, the frequency of future nonbinding advisory votes on the compensation of the Company’s Named Executive Officers) approval of the Frequency of the Compensation Advisory Vote requires the affirmative vote of a majority of the voting power of the outstanding common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon and then the option receiving the most votes shall be the frequency of future Nonbinding Advisory Votes. We are providing stockholders with the option of selecting a frequency of one, two, or three years, or abstaining. Abstentions will not be counted as a vote “AGAINST” this proposal. Broker non-votes will not affect the outcome of this proposal.

If you hold shares in a brokerage account, brokers are not entitled to vote on Proposals Nos. 1, 3 and 4 in the absence of specific client instructions. Stockholders who hold shares in a brokerage account are encouraged to provide voting instructions to their broker. To vote shares held in “street name” at the Annual Meeting, you should contact your broker before the Annual Meeting to obtain a proxy form in your name. Under the rules that govern brokers who have record ownership of shares that are held in “street name” for their clients, who are the beneficial owners of the shares, brokers have discretion to vote these shares on “routine” matters, but not on non-routine matters. Proposals Nos. 1, 3 and 4 are considered non-routine matters on which banks, brokers and other nominees are not allowed to vote unless they have received voting instructions from the beneficial owner of the shares. Your bank, broker or other nominee will send you instructions on how you can instruct them to vote on these proposals. If you do not provide voting instructions, your bank, broker or other nominee will not vote on your shares in these proposals. Therefore, your broker will not have discretionary authority to vote your shares with respect to Proposals Nos. 1, 3 and 4.

The proposal to ratify the appointment of RBSM, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 (Proposal No. 2) is considered a routine matter on which banks, brokers and other nominees may vote in their discretion on behalf of beneficial owners who have not provided voting instructions. Your bank, broker or other nominee will send you instructions on how you can instruct them to vote on these proposals. If you do not provide voting instructions, your bank, broker or other nominee will have discretionary authority to vote your shares with respect to Proposal No. 2.

How Can I Vote?

There are three convenient methods for registered stockholders to direct their vote by proxy:

•

Vote by Internet. You can vote via the Internet. The website address for Internet voting is provided on your Notice or proxy card (www.voteproxy.com). You will need to use the control number appearing on your Notice or proxy card to vote via the Internet. You can use the Internet to transmit your voting instructions up until the closing of the polls during the Annual Meeting webinar around 8:30 A.M. CT on June 3, 2026. Internet voting is available 24 hours a day. If you vote via the Internet, you do NOT need to vote by telephone or return a proxy card.

•

Vote by Telephone. You can also vote by telephone by calling the toll-free telephone number provided on the Internet link on your Notice or on your proxy card [1-800-PROXIES (1-800-776-9437) in the United States and Canada or 1-201-299-4446 from other countries]. You will need to use the control number appearing on your Notice or proxy card to vote by telephone. You may transmit your voting instructions from any touch-tone telephone up until the closing of the polls during the Annual Meeting webinar around 8:30 A.M. CT on June 2, 2026. Telephone voting is available 24 hours a day. If you vote by telephone, you do NOT need to vote over the Internet or return a proxy card.

•

Vote by Mail. If you receive a printed copy of the proxy card, you can vote by marking, dating and signing it, and returning it in the postage-paid envelope provided. Please promptly mail your proxy card to ensure that it is received prior to the closing of the polls at the Annual Meeting webinar.

Notice & Access — Request Paper Copies:

Telephone: 888-Proxy-NA (888-776-9962); 201-299-6201 (for international callers)

E-MAIL: help@equiniti.com

WEBSITE: https://us.astfinancial.com/onlineproxyvoting/proxyvoting/requestmaterials

BOARD STRUCTURE AND RISK OVERSIGHT

Although we began trading on OTCQX Market on September 2, 2020 after being traded on the NASDAQ, we continue to be an SEC Reporting Company and maintain the required level of Board and Committee independence as require by the OTCQX Market Rules for U.S. Companies. In addition, we continue to maintain the independence requirement standards of NASDAQ. The Board of Directors has established guidelines requiring a majority of directors to be independent, as determined in accordance with the Bylaws of the Company and applicable rules of the NASDAQ and OTCQX Market. With twelve members of our Board of Directors, as of December 31, 2025 seven (Paul Oroian, Virginia Prodan, Javier Mazón, Kent Siegel, Brad Dacus, Sarah Caygill and Pandji Putra) meet the criteria of independence set by the NASDAQ and OTCQX Market for membership on the board of a NASDAQ listed company (“NASDAQ independence criteria”) and trading on the OTCQX Market. Each of these seven directors have certified their belief that they met such independence standards. In addition, all of the members of the Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee are independent under applicable SEC, NASDAQ and OTCQX Market rules and regulations.

The Board’s role in risk oversight recognizes the multidimensional environment of risk management as a control and compliance task. Risk oversight involves strategic considerations in normal business decisions, finance, security, cybersecurity, safety, health and environmental concerns. The Board has empowered its Committees with risk oversight responsibilities. The Committees meet with management to review, as appropriate, compliance with existing policies and procedures and to discuss change or improvements that may be required or desirable.

Committee Responsibilities:

Audit Committee

The principal function of the Audit Committee is to assist the Board in monitoring (i) the integrity of the Company’s financial statements, (ii) Company compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications and independence, (iv) performance of the Company’s independent auditors, (v) the Company’s business practices and ethical standards and (vi) related party transactions. The Audit Committee is also directly responsible for the appointment, compensation, retention and oversight of the work of the Company’s independent auditors. The Audit Committee is currently comprised of Paul Oroian (Chairman), Kent Siegel, Brad Dacus and Sarah Caygill.

The Board has determined that Mr. Oroian and Mr. Siegel of the Audit Committee are “independent directors” as defined by NASDAQ regulations and also meets the additional criteria for independence of Audit Committee members set forth in Rule 10A-3(b)(l) under the Exchange Act. Also, the Board has determined that Mr. Oroian and Mr. Siegel each qualify as an “audit committee financial expert” as defined by the SEC. Security holders should understand that this designation is a disclosure requirement of the SEC relating to Mr. Oroian’s and Mr. Siegel’s experience and understanding with respect to certain accounting and auditing matters.

Compensation Committee

The current members of our Compensation Committee are Ms. Caygill (Chairperson), Mr. Mazón and Mr. Siegel. All three current members of the Compensation Committee satisfy the SEC independence criteria and the NASDAQ and OTCQX Market independence criteria. The Compensation Committee establishes our Company’s policies and administers our compensation program with respect to our executive officers. Based on periodic evaluation, the Compensation Committee also makes recommendations to the Board regarding director compensation and our Company’s employee benefits program.

Pursuant to its charter, the functions and responsibilities of the Compensation Committee include: (1) determining compensation for the Company’s executive officers; (2) assisting in developing and reviewing the annual performance goals and objectives of our executive officers; (3) assessing the adequacy and competitiveness of our executive compensation program; (4) administering our incentive compensation program and other equity-based compensation plans; (5) reviewing and recommending compensation for our non-employee directors; and (6) reviewing and evaluating the adequacy of the Compensation Committee charter on an annual basis.

Nominating and Corporate Governance Committee

The current members of our Nominating and Corporate Governance Committee are Kent Siegel (Co-chairman), Brad Dacus (Co-chairman), Paul Oroian and Virginia Prodan. The Nominating and Corporate Governance Committee is charged with selecting and recommending for the approval of the Board nominees to be submitted to the stockholders for election.

The primary responsibility of the Committee include identifying, evaluating and recommending, for the approval of the entire Board, potential candidates to become members of the Board, recommending membership of standing committees of the Board, developing and recommending to the entire Board corporate governance principles and practices for our Company and assisting in the implementation of such policies, and assisting in the identification, evaluation and recommendation of potential candidates to become officers of our Company. The Committee reviews our Code of Business Conduct and Ethics and its enforcement, and reviews and makes recommendations to our Board.

In addition, the Nominating and Corporate Governance Committee has adopted a formal written policy respecting the standards and qualifications to be used in identifying director nominees, including the consideration of director nominees presented by the Company’s stockholders. A copy of the director nominee policy is available on our website at www.zionoil.com/investor-center/corporate-governance.

Investment Committee

The current members of the Committee are Kent Siegel (Chairman), Sarah Caygill, Martin van Brauman and Mike Croswell. The primary purposes of the Investment Committee are to assist the Board in reviewing the Company’s investment policies, strategies, transactions and performance and in overseeing the Company’s capital and financial resources. The Committee has the authority to establish with Board approval an Investment Policy Statement for the Company with the goals (1) to set out the parameters for asset and investment management and oversight, (2) to insure the presence of operating funds, (3) to define policies for asset growth and protection and (4) to provide for scheduled, periodic reports and notifications to the Board and the Investment Committee.

Tax Benefits Preservation Committee

The current members of the Committee are Javier Mazón (Chairman), Kent Siegel and Martin van Brauman. The Tax Benefits Preservation Committee shall discharge the Board’s responsibilities with respect to (i) protecting the Company’s net operating losses (NOLs), (ii) the evaluation of a possible Tax Benefits Preservation Plan every year with recommendations to the Board, (iii) the implementation of the Plan (either “on-the-shelf” or “short-term” and until the exhaustion of the NOLs), (iv) the triggering of the Plan and its administration when in effect, (v) recommendations to the Board regarding ongoing features and any and all recommended changes and modifications to the Plan; and (vi) performing such other duties and responsibilities as may be consistent with and carrying out the provisions of their charter. Notwithstanding the foregoing, the Board shall retain the right to act on all such matters without limiting the Committee’s authority.

Technical, Reserves and Environmental, Health & Safety (EHS) Committee

The current members of the Committee are Robert Dunn (Chairman), Monty Kness, Jeffrey Moskowitz, Pandji P. C. Putra and Dr. Lee Russell. The primary purposes of the Reserves and Environmental Health & Safety Committee are to: (1) approve the appointment of, and any proposed change in, the independent engineering consultants retained to assist us in the annual review of our reserves; (2) approve the scope of and oversee an annual review or audit of our reserves by the independent engineering consultants, having regard to industry practices and all applicable laws and regulations; (3) review the qualifications and independence of our independent engineering consultants and monitor their performance; (4) approve the independent engineering consultants’ engagement fees and terms of service; (5) review the integrity of our reserves evaluation process and reporting system; (6) review any material reserves adjustments; (7) review variances between the Company’s and the independent engineering consultant’s estimates of reserves; (8) review the Company’s environmental, health and safety policies, practices and procedures; and (9) review EHS results, near misses, actions undertaken, and the Company’s efforts associated with the Company’s EHS culture.

ENVIRONMENTAL AND SOCIAL POLICIES AND PRACTICES

We are committed to operating in an environmentally responsible manner and in compliance with all applicable foreign, federal, state and local environmental laws in the United States and Israel, including laws regulating emissions of greenhouse gases. We strive to meet the environmental expectations of key stakeholders, including foreign and domestic regulatory agencies, the communities in which we operate, landowners, employees and investors. We understand the importance of conducting our business in the right manner and are dedicated to employing best practices with respect to our sustainability efforts. The safety of our employees, contractors, and anyone impacted by our operations is a core value of the Company.

STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL HOLDERS

The following table sets forth information as of the Record Date concerning shares of our Common Stock beneficially owned by: (i) each director; (ii) each nominee for director, (iii) each Named Executive Officer (defined below); (iv) all directors and executive officers as a group; and (v) each person or group known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock.

In accordance with SEC rules, the table considers all shares of Common Stock that could be issued upon the exercise of outstanding options and warrants within 60 days of the Record Date to be outstanding for the purpose of computing the percentage ownership of the person holding those securities, but does not consider those securities to be outstanding for computing the percentage ownership of any other person. We have chosen to include the effect of the shares of Common Stock that could be issued upon the exercise of outstanding options and warrants through June 3, 2026. Unless otherwise noted in the footnotes to the table and subject to community property laws where applicable, the following individuals have sole voting and investment control with respect to the shares beneficially owned by them. Except as noted above, we have calculated the percentages of shares beneficially owned based on approximately 1,181,000,000 shares of Common Stock outstanding on the Record Date.

The address of John M. Brown, Robert Dunn, Michael B. Croswell Jr, Paul Oroian, William H. Avery, Martin M. van Brauman, Lee Russell, Virginia Prodan, Brad Dacus Sarah Caygill, Javier Mazón and Kent Siegel is 12222 Merit Drive, Suite 1450, Dallas, TX 75251 and the address for Jeffrey Moskowitz is 9 Halamish Street, Caesarea, 3088900 Israel.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
John M. Brown	2,815,000	(4)
Lee Russell	2,065,000	(5)
Michael B. Croswell Jr.	2,230,000	(6)
Sarah Caygill	1,625,000	(7)
William H. Avery	2,615,000	(8)
Paul Oroian(1)	1,715,160	(9)
Virginia Prodan(1)	1,650,000	(10)
Martin M. van Brauman	2,282,521	(11)
Robert Dunn(1)	2,000,000	(12)
Kent Siegel	1,655,000	(13)
Pandji Poluan Putra(1)	432,558	(14)
Javier Mazón	1,125,000	(2)
Jeffrey Moskowitz	2,005,000	(3)
Brad Dacus	1,651,000	(15)

Group Total*	25,866,239		2.2

____________

*	Based on an estimated 1,181,000,000 outstanding shares at Record Date
(1)	Nominees for Class III Directors.
(2)

Comprised of (a) 45,675 shares of Common Stock and (b) 1,079,325 shares of Common Stock issuable upon exercise of stock options awarded under the stock option plan, which are currently exercisable or that become exercisable within 60 days following the Record Date.

(3)

Comprised of 2,005,000 shares of Common Stock issuable upon exercise of stock options awarded under the stock option plan, which are currently exercisable or that become exercisable within 60 days following the Record Date.

(4)

Comprised of (a) 740,000 shares of Common Stock owned by Mr. Brown, (b) 100,000 shares of Common Stock owned by Mr. Brown’s wife and (c) 1,975,000 shares of Common Stock issuable upon exercise of stock options awarded under the stock option plan, which are currently exercisable or that become exercisable within 60 days following the Record Date.

(5)

Comprised of (a) 100,000 shares of Common Stock owned by Mr. Russell and (b) 1,965,000 shares of Common Stock issuable upon exercise of options awarded under the Plan, which are currently exercisable or that become exercisable within 60 days following the Record Date.

(6)

Comprised of (a) 375,000 shares of Common Stock owned by Mr. Croswell and (b) 1,855,000 shares of Common Stock issuable upon exercise of stock options awarded under the Plan, which are currently exercisable.

(7)

Comprised of 1,625,000 shares of Common Stock issuable upon exercise of stock options awarded under the Plan, which are currently exercisable or that become exercisable within 60 days following the Record Date.

(8)

Comprised of (a) 825,000 shares of Common Stock owned by Mr. Avery and (b) 1,790,000 shares of Common Stock issuable upon exercise of stock options awarded under the Plan, which are currently exercisable or that become exercisable within 60 days following the Record Date.

(9)

Comprised of (a) 15,160 shares of Common Stock owned by Mr. Oroian and (b) 1,700,000 shares of Common Stock issuable upon exercise of options awarded under the Plan, which are currently exercisable or that become exercisable within 60 days following the Record Date.

(10)

Comprised of 1,650,000 shares of Common Stock issuable to Ms. Prodan upon exercise of options awarded under the Plan, which are currently exercisable or that become exercisable within 60 days following the Record Date.

(11)

Comprised of (a) 349,934 shares of Common Stock owned by Mr. van Brauman, plus 2,587 shares jointly held with his wife and (b) 1,930,000 shares of Common Stock issuable upon exercise of stock options awarded under the Plan, which are currently exercisable.

(12)

Comprised of (a) 250,000 shares of Common Stock owned by Mr. Dunn and (b) 1,750,000 shares of Common Stock issuable upon exercise of stock options awarded under the stock option plan, which are currently exercisable or that become exercisable within 60 days following the Record Date.

(13)

Comprised of (a) 5,000 shares of Common Stock owned by Mr. Siegel and (b) 1,650,000 shares of Common Stock issuable upon exercise of options awarded to Mr. Siegel under the Plan which are currently exercisable or that become exercisable within 60 days following the Record Date.

(14)

Comprised of (a) 75,558 shares of Common Stock owned by Pandji Putra and (b) 357,000 shares of Common Stock issuable upon exercise of stock options awarded under the Plan, which are currently exercisable. Mr. Putra was elected to the board by the shareholders on June 7, 2023.

(15)

Comprised of 1,650,000 shares of Common Stock issuable upon exercise of stock options awarded under the stock option plan, which are currently exercisable or that become exercisable within 60 days following the Record Date. Mr. Dacus with his wife jointly hold 1,000 shares of Common Stock.

COMPENSATION DISCUSSION AND ANALYSIS

Zion Oil and Gas, Inc., a Delaware corporation, is an oil and gas exploration company with a history of 25 years of oil and gas exploration in Israel. We were incorporated in Florida on April 6, 2000, and reincorporated in Delaware on July 9, 2003. We completed our initial public offering in January 2007. Our common stock, par value $0.01 per share (the “Common Stock”) currently trades on the OTCQX marketplace of OTC Markets, Inc. under the symbol “ZNOG” and our Common Stock warrant under the symbol “ZNOGW.”

The New Megiddo License 428 (“NML 428”) was initially awarded on December 3, 2020 for a six-month term and was extended several times before expiring on February 1, 2023. Zion Oil & Gas, Inc. filed an amended application with the Israel Ministry of Energy for a new exploratory license on January 24, 2023 covering the same area as its License No. 428, which expired on February 1, 2023. However, its original application to replace License No. 428 was filed on May 11, 2022, and a revised application was filed on August 29, 2022.

On September 14, 2023, the Israel Ministry of Energy approved a new Megiddo Valleys License 434 (“NMVL 434”), allowing for oil and gas exploration on approximately 75,000 acres or 302 square kilometers. This Exploration License 434 is valid for three years until September 13, 2026, with four potential 1-year extensions for a total of seven years until September 13, 2030. This NMVL 434 effectively supersedes our previous NML 428.

We continue our exploration focus here based on our studies, as it appears to possess the key geologic ingredients of an active petroleum system with significant exploration potential. As previously announced, Zion is deploying new technologies and stimulation methods for its planned re-entry into the MJ-01 well, with the objective of potentially unlocking hydrocarbon flows in several identified key zones. Zion has begun tendering service contractors and ancillary items required for efficient operations.

On December 6, 2023, the Israeli Ministry of Energy formally approved a detailed, industry-specific operational framework for the planned re-entry, production tests, and recompletion of the MJ-01 well. The submission of this work plan is a requirement under Israeli law. With the work plan approved, Zion was able to proceed with convening the required Supervisory Committee meeting. This Committee, consisting of a fifteen-member panel, is tasked with reviewing and endorsing the work plan. It also ensures that our planned operations have sufficiently mitigated potential impacts on the land, local roads, surrounding land uses, available water resources, and addressed other environmental and safety concerns. Under Israeli law, the Supervisory Committee is comprised of representatives from the Ministries of Energy, Water, and Environment, and representatives from the local Spring Valley County Council, as well as from the surrounding kibbutzim of Sde Eliyahu (where the rig site is located) and Tirat Zvi (adjacent to Zion’s rig site). Due to the ongoing war between Israel and Hamas, scheduling a meeting with such a large Committee became more complex, as it required finding a date and time suitable for all members.

On February 21, 2024, members of the Supervisory Committee visited our rig site. During this visit, they interacted with staff from Zion Oil & Gas, and our consultants and potential service providers. Some of these interactions occurred at Kibbutz Sde Eliyahu, while others were conducted through video conferencing with participants from the United States, Europe and the Middle East. Following these discussions, the Committee has officially accepted our work plan for the MJ-01 project. This acceptance allows us to sign agreements and secure mobilization dates with our service providers required to commence and complete the project.

Zion’s rig crew arrived in Israel in February 2025 and completed critical maintenance and preparatory work. The rig, which was safely “warm stacked” in September 2024, underwent necessary checks for maintenance, including fluid changes, lubrication and greasing, and mechanical, electrical, and safety audits to ensure peak functionality. The rig crew drilled out the temporary plug at approximately 1,100 meters and set a permanent plug at the deeper part of the well, allowing for isolation of targeted zones for testing. Perforation and stimulation operations were successfully completed, with gas observed at surface during early flowback.

On June 10, 2025, we completed flowback operations at our Megiddo-Jezreel #1 well and have since temporarily shut it in and demobilized our crew. The last of our crew left the country just hours before the 12-day war with Iran. We analyzed the initial gas composition data which confirmed that our targeted perforation and stimulation procedures were successful.  Gas reached the surface and shows characteristics consistent with a productive reservoir.

During the last six months of 2025, we engaged in planning and logistics activities for the next phase of operations in Israel. Our technical objective remains unchanged, which is to sidetrack the well and drill a lateral section into the identified target interval to enable multi-stage stimulation across multiple zones. The principal operational refinement is to begin this campaign from the MJ-02 well, located on the same pad as the MJ-01 well, just 7.5 meters away on surface and approximately 300 meters offset at depth. Both wellbores access the same target zone. Starting from MJ-02 allows us to begin in larger casing, use larger-diameter tools, and execute a two-stage drilling plan—providing greater flexibility to manage downhole contingencies and improving our chance of operational success.

Logistics remain challenging in Israel’s onshore market, where most services and equipment must be imported with added time and cost. Despite providers being heavily contracted, we have secured key services such as drilling, mud, and cementing. Recent visa reforms and progress with ministry approvals are also positive steps forward.

Our rig crew arrived in Israel in January 2026 to begin a new phase of operations at both MJ-01 and MJ-02 in Israel. Currently, the team is focusing on routine rig repair and maintenance, including a much-needed upgrade to the generator system, ensuring reliable power for the drilling ahead. Once the rig is serviced and tested, our crew will re-enter MJ-01, complete cleanup of the wellbore, install a seal below the water aquifer zone, and re-establish the mandated water monitoring well as required by the Ministry of Energy and Ministry of Water. Following this work, we will rig down and conduct the mandatory five-year recertification and inspection process to ensure full compliance with IADC and national standards before transitioning to the next stage. After inspection, we will rig up over MJ-02, plug and abandon the lower sections of that wellbore, set the direction, and begin the planned horizontal drilling operation into the target reservoir zone.

At present, we have no revenue or operating income. Our ability to generate future revenues and operating cash flow will depend on the successful exploration and exploitation of our current and any future petroleum rights or the acquisition of oil and/or gas producing properties, and the volume and timing of such production. In addition, even if we are successful in producing oil and gas in commercial quantities, our results will depend upon commodity prices for oil and gas, as well as operating expenses including taxes and royalties.

Our executive offices are located at 12222 Merit Drive, Suite 1450, Dallas, Texas 75251, and our telephone number is (214) 221-4610. Our branch office’s address in Israel is 9 Halamish Street, North Industrial Park, Caesarea 3088900, and the telephone number is +972-4-623-8500. Our website address is: www.zionoil.com.

On June 30, 2018, we became a smaller reporting company. On August 31, 2020, the Company transitioned from the NASDAQ Capital Market to the OTCQX Markets. Along with the required letter to NASDAQ informing them of the requested delisting and transition to OTCQX Market, the Company sent a letter to the Hearings Advisor, Office of the General Counsel, requesting that the Company delist from the Capital Market and the Company withdrew its appeal of the Staff’s delist determination in order to move to OTCQX Market. As a result, the Company’s shares were suspended at the open of business on Wednesday, September 2, 2020 on NASDAQ and began trading on OTCQX Market on Wednesday, September 2, 2020 under the symbol “ZNOG.” The Company warrant “ZNWAA” is traded under the symbol “ZNOGW” on the OTCQB Market.

Robert W.A. Dunn, effective May 1, 2019, joined the Company and assumed the duties on June 13, 2019 as the Chief Operations Officer and the exploration responsibilities and activities. On June 11, 2020, he assumed the duties of the Chief Executive Officer, while retaining the position of Chief Operations Officer. Mr. John Brown remained as Executive Chairman, but stepped down from the position of CEO on June 11, 2020. On April 2, 2025, Mr. Croswell was appointed President and Mr. Avery stepped down from President.

Our “Named Executive Officers” as of December 31, 2025 were:

•	John M. Brown — Executive Board Chairman (EC);

•	Robert W.A. Dunn — Chief Executive Officer (CEO);

•	Michael B. Croswell Jr. — Chief Financial Officer (CFO), President;

•	William H. Avery — General Counsel.

This section describes the principles, policies, and practices that formed the foundation of our compensation program early in calendar year 2025 by the Compensation Committee and explains how such applied to our Named Executive Officers for calendar year 2025, who are included in the Summary Compensation Table provided below.

Our Board of Directors has overall responsibility for establishing compensation for our directors and executive officers. Our Board has delegated to the Compensation Committee of the Board the responsibility for establishing, implementing and monitoring adherence with our compensation philosophy with respect to our executive officers. The Compensation Committee ensures that the total compensation paid to our executive officers is fair, reasonable and competitive.

Our Executive Compensation Philosophy and Objectives

We have been engaged in the exploration of oil and gas in onshore Israel since 2000 and continue to face a very challenging environment. Our ultimate success will depend, in part, upon our talented employees and the leadership provided by our Named Executive Officers. We have designed our executive compensation program to achieve the following objectives:

•	Attract and retain highly qualified talent. We need to attract, motivate, and retain management talent of high quality in a competitive market.

•

Align the interests of our executives with stockholders. We should align the interests of Zion’s management and stockholders, towards the Company’s overall success, by planning and working towards multi-well, long-term exploration and drilling programs in Israel, aimed at discovering and producing commercial quantities of oil and gas.

•

Manage resources efficiently. Employee compensation is a significant expense for us. We strive to manage our compensation programs to balance our need to reward and retain executives with our goal of preserving stockholder value. In addition, given the importance of preserving cash reserves for our exploration program, we seek to provide executives with significant equity compensation in order to encourage them to accept lower cash compensation than they might be able to receive elsewhere

Zion’s executive compensation programs are designed to compensate individual management personnel based on a number of factors, including:

•	the individual’s position and responsibilities within the Company;

•	the overall importance of the individual’s responsibilities in helping the Company achieve success:

•	specific tasks that the individual may be required to perform during a particular time period;

•	the individual’s skill set, experience and education;

•	market conditions, as measured by (among other things) feedback from recruiters and the Company’s knowledge of peer company compensation policies;

•	geographical considerations, including the cost of living associated with the USA and Israel, where the Company’s offices are located;

•	advice from third party economic consulting and compensation firms;

•	the Company’s performance in areas for which the individual has responsibility; and

•	the Company’s overall performance in its mission.

Components of Compensation

In an effort to meet these objectives, our executive compensation program consists of the following components:

•

Base Salary. The Compensation Committee believes that base salary should provide executives with a predictable income sufficient to attract and retain strong talent in a competitive marketplace. We generally strive to set executive base salaries at levels that we believe enable us to hire and retain individuals in a competitive environment.

•	Equity Award. The Compensation Committee believes that long-term equity incentives, such as stock options, focus executives on increasing long-term shareholder value.

•	Discretionary Cash Bonus Award. The Compensation Committee has historically awarded cash bonuses on occasion to reward significant individual contributions or to act as an incentive.

•	General Benefits. We provide generally competitive benefits packages, such as medical, life and disability insurance, to our executives on the same terms as our other employees.

Our Process of Establishing Executive Compensation

The Compensation Committee typically reviews our executive officers’ compensation on an annual basis. Our CEO recommends to the Compensation Committee the goals, objectives and compensation for all executive officers, except himself, and responds to requests for information from the Compensation Committee. Except for these roles, Zion’s executive officers do not have a role in approving goals and objectives or in determining compensation of executive officers or non-employee directors. Our CEO has no role in approving his own compensation. The Compensation Committee periodically reviews the compensation of non-employee directors, primarily by reference to the compensation of non-employee directors at similarly situated companies.

Consistent with its charter, the Compensation Committee has utilized the services of an independent corporate consultant company to provide assistance with regard to reasonable compensation ranges and to suggest peer companies for review. For our Company, the most relevant comparison metric was market capitalization (“market cap”), and the Compensation Committee identified 12 companies beginning in early 2025 in the oil and gas exploration and production field and industries that had an average market cap of between $50 and $487 million to compare to Zion’s market cap during the first half in 2025 of $195 million, in which the Compensation Committee took into consideration the average Company market cap based upon the recommendations of the independent corporate consultant company of possible “Peer Group” companies.

Market capitalization was used as the most relevant comparison metric, since Zion was a development stage company with neither production nor revenue and had no additional operating metrics to use for comparison purposes.

Compensation Analysis

For purposes of the analysis, to make an assessment for our named executive officers, data on comparable companies (the “Peer Group”) was selected based on their size, industry segment, and stage of development. The group was selected from a list of all companies that are part of the oil and gas drilling and exploration industry. We used the Global Industry Classification Standard (“GICS”) to assess industry proximity with respect to the industry group and sub-industry. We identified similar companies within our sub-industry for possible peer relationships, and we compared company size with regards to market cap. The Peer Group was approved by the Compensation Committee as representative of the sector in which we operate. This criterion was effective in yielding an appropriate survey and benchmark group.

With respect to general compensation comparisons for 2025, the selected Peer Group constituted for second quarter of 2025 were below 12 companies, based upon a re-evaluation by the Compensation Committee. The Committee re-evaluation was based upon an independent advisory firm, in which the Company set the market cap at $195 million. The Committee selected the final 12 Peer Companies on the basis of availability of compensation data. There are 8 continuing peer companies from 2024 and 4 new peer companies for the 2025 compensation year.

1.	Prime Energy Resources Corporation

2.	Fuel Tech, Inc.

3.	Gulf Island Fabrication, Inc.

4.	Perma-Pipe International Holdings, Inc.

5.	Kolibri Global Energy, Inc.

6.	AMTECH Systems, Inc.

7.	Team, Inc.

8.	Broadwind, Inc.

9.	Smart Sand, Inc

10.	ARQ, Inc.

11.	Flotek Industries

12.	NCS Multistage Holdings, Inc.

Using the market capitalization range based upon the Company’s market capitalization within the appropriate peer connections in the GICS industry group, the Peer Group was determined. Then, compensation ranges of each specified executive position within the Peer Group were determined and compared with the actual and projected compensation numbers from the Company. Thus, compensation information on the Peer Group was collected and statistically analyzed relative to Zion’s market capitalization, and then the Compensation Committee reached conclusions with regard to the compensation range of Zion’s senior officer management team for 2025.

The analysis focuses on four key officer positions regarding the proposed compensation paid by Zion for all officers as a whole and for the individual positions as compared to the Peer Group. The four key officer positions were the Executive Board Chairman, the Chief Executive Officer, the Chief Financial Officer and the General Counsel/President.

Total compensation for executives generally consisted of the following five categories: (1) Cash salaries; (2) Cash bonuses; (3) Stock awards; (4) Stock options; and (5) Other. Although some of the total pay amounts may represent actual dollars paid to the CEO and other key officers, other amounts are estimates based on certain assumptions or they may represent dollar amounts recognized for financial statement reporting purposes in accordance with accounting rules, but do not represent actual dollars received (e.g., dollar values of stock awards).

With respect to a three-year performance and pay rankings for Zion and the peer companies, Zion was at the lower range of relative pay and performance rank compared to the Peer Group. Also, Table I illustrates over a three-, two-, and one-year period that the compensation of CEOs from the Peer Group was higher than the compensation for Zion’s CEO. Further, the absolute pay packages of the Peer Group were much greater than Zion’s pay package over each year. The below compensation amounts are based upon the 2025 proxy statements subsequently filed by the peer companies, which reported total compensation for 2024, 2023 and 2022.

Table 1: Total Annual CEO Compensation Averages

COMPANY	TOTAL PAY 2022		TOTAL PAY 2023		TOTAL PAY 2024
Zion Oil & Gas, Inc.*	493,135	(2023)	493,135	(2024)	520,314	(2025)

Fuel Tech, Inc.	603,144		493,060			369,548
Gulf Island Fabrication, Inc	2,069,041		1,852,632			1,995,550
Perma-Pipe International Holdings, Inc	1,527,626		1,515,363			1,716,871
AMTECH Systems, Inc.	781,086		1,263,454			1,411,299
Flotek Industries Inc	596,823		1,575,345			1,660,262
Team, Inc.	1,620,952		3,606,768			1,659,741
Kolibri Global Energy Inc.	1,191,100		1,262,700			2,299,200
Broadwind, Inc.	779,715		1,216,040			877,649
Prime Energy Resources Corporation			4,605,562			4,924,536
ARQ, Inc.	1,675,074		1,011,039			1,850,705
NCS Multistage Holdings, Inc.	2,924,362		465,732			1,648,075
Smart Sand, Inc.	1,480,832		1,575,212			2,276,267

____________

*

The CEO compensation above for Zion compares the last three years [2023, 2024 and 2025] with the available compensation numbers of the peer group from their 2025 proxy statements [2022, 2023 and 2024].

The Peer Group was large enough to make the comparison about Zion’s compensation relative to the Named Executive Officers’ (“NEO’s”) compensation packages of companies in the Peer Group. In addition, the percentage of total NEO’s compensation to Zion’s market capitalization is one of the variables of interest, which shows Zion’s compensation packages below the average of the Peer Group. The Company used an average of its daily closing market caps over the first half of 2025, along with average market caps of its peer group. In addition, the Zion Total NEO Compensation amount is based upon 2025; whereas the peer group is based upon available 2024 amounts from 2025 proxy statements.

Table 2: Total NEO Compensation to Market Cap

Company	Total NEO Compensation		Market Cap (millions)	Percentage
Zion Oil & Gas, Inc.	1,535,848	(2025)	195.8

Fuel Tech, Inc.	1,158,741		57	2
Gulf Island Fabrication, Inc.	3,565,375		112	3.2
Perma-Pipe International Holdings, Inc.	2,934,174		152	1.9
Kolibri Global Energy, Inc.	3,498,600		203	1.7
Flotek Industries Inc	3,216,238		327	1
Prime Energy Resources Corporation	7,648,714		320	2.4
Team, Inc.	3,191,033		67	4.8
Broadwind, Inc.	1,712,915		50	3.4
AMTECH Systems, Inc.	2,021,745		73	2.7
ARQ, Inc.	3,438,269		279	1.2
NCS Multistage Holdings, Inc.	3,897,827		72	5.4
Smart Sand, Inc.	4,732,211		92	5.1

As part of the total compensation review process, each company in the Peer Group along with the mix of compensation that comprises the total executive compensation package was compared to the company. The final process compared relative data for the total compensation and individual executive positions to similar data for Zion’s executives. Compensation paid to the executive officers in a company should be aligned with the company’s performance on both a short-term and long-term basis, while remaining competitive. Zion is competing for executive talent with that of its Peer Group.

Zion’s actual individual compensation levels and total compensation levels were below the average when compared with the Peer Group. In addition, using a statistical method of functional relationship with the total compensation amounts as a percentage of market capitalization adjusted by the total officer count, Zion’s Officer Compensation falls within the predicted range of the comparable companies in the Peer Group.

CEO Pay Ratio

We are providing the information about the relationship of the annual total compensation of our employees and consultants and the annual total compensation of our CEO.

Scope of All Employees and Independent Contractors

Pursuant to Item 402(u)(3), the term “employee” means an individual employed by the company or any of its consolidated subsidiaries, whether as a full-time, part-time, seasonal, or temporary worker, whether located in the U.S. or in a foreign country and without regard to whether they are salaried. Pursuant to Item 402(u)(3), individuals who provide services to the company or any of its consolidated subsidiaries as independent contractors or leased workers are considered “employees” for purposes of the pay ratio, if they are employed and their compensation is determined by the company and such is not determined by an unaffiliated third party.

Compensation Measure for Identifying the Medium Employee

We believe the executive compensation program must be consistent and internally equitable to motivate our employees to perform in ways that enhance the company and shareholder value. The Compensation Committee monitors the relationship between the pay of our executive officers and the pay of our non-executive employees. The Compensation Committee reviewed a comparison of our CEO’s annual total compensation in 2025 to that of all other Company employees for the same period. The calculation of annual total compensation of all employees was determined in the same manner as the “Total Compensation” shown for our CEO in the “Executive Compensation” table on page 18 of this Proxy Statement. Pay elements that were included in the annual total compensation for each employee are: (1) salary received in 2024; (2) bonuses; (3) option awards; and (4) all other compensation that includes auto related expenses, insurance related expenses, other personal benefits and Israel related social benefits. Our calculation includes all employees and consultants in both the United States and Israel as of December 31, 2024, in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K. We determined the compensation of our “median employee” by: (1) calculating the annual total compensation described above for each of our employees and consultants; (2) ranking the annual total compensation of all employees and consultants inclusive of the CEO from lowest to highest (a list of 35 employees and consultants), and (3) chose the employee or consultant ranked 19th as the “Median Employee”.

The Pay Ratio

As of December 31, 2025, Zion’s CEO, Mr. Dunn, had 2025 annual total compensation of $520,314 consisting of salary, option awards at fair value on the date of grant, other compensation paid directly to him, as well as various company paid benefits, as reflected in the Executive Compensation table included in this Proxy Statement and in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K. Our median employee’s annual total compensation for 2025 was $180,000, which is inclusive of company paid benefits and other benefits. We estimate that Mr. Dunn’s annual total compensation was approximately 2.9 times that of our median employee in 2025.

Our Compensation Program Decisions

Zion’s executive compensation programs are designed to:

•	attract and retain highly qualified, talented and experienced management personnel;

•	motivate and reward members of management whose knowledge, skills, performance, and business relationships are critical to our success; and

•

align the interests of Zion’s management and stockholders in the Company’s overall success in planning and working towards multi-well, long-term exploration and drilling programs in Israel towards its mission of discovering and producing commercial quantities of oil and gas in Israel.

In this sense, having a competitive and market-based compensation program, as compared with Zion’s peer companies is very important.

Base Salary

All of our NEOs are subject to individual employment agreements with fixed base salaries. Because Zion remains in the development stage, the Compensation Committee has determined to maintain the salaries of our named executives, including our CEO at rates that are below average as compared with our peer companies.

Equity Awards

Our equity-based incentive program for the entire company, including executive officers, currently consists of stock option grants. As is the case with base salary, option grants are typically governed by each officer’s employment agreement.

Nonetheless, the Compensation Committee will from time-to-time grant options outside of the executive’s personal employment agreement. In determining the number of options to be granted to executive officers, the Compensation Committee takes into account the market data discussed above, internal pay fairness, the individual’s position and scope of responsibility, the executive’s ability to affect profitability and stockholder value, the individual’s historic and recent job performance and the value of stock options in relation to other elements of total compensation.

During 2025 and in the future, the Compensation Committee believes it is appropriate to place a heavier emphasis on long-term equity incentives in our executive officer compensation, as opposed to cash compensation. The Compensation Committee’s intent is to more closely align our stockholders’ interest to create long-term value with that of our executive officers through equity incentives, and to preserve cash for our exploration programs.

Zero Percentage of Directors Receiving Shareholder Approval Rates Below 80%

With respect to the Shareholder Annual Meeting on June 4, 2025, none of the directors on the ballot received shareholder approval rates below the 80% level and the independent directors and all directors received approximately a 96.6% approval rate.

Consideration of Previous Shareholder Advisory Vote

In June 2023, our stockholders approved the compensation of our Named Executive Officers as described in our 2023 proxy statement, with approximately 88.6% of stockholder votes cast in favor of our 2023 “say-on-pay” resolution (excluding abstentions and broker non-votes). The Compensation Committee will consider these results as evidence of support for our compensation program and responsive to shareholder concerns as described in our 2023 proxy statement, and as grounds for maintaining a similar approach for 2024. During our 2020 stockholders’ meeting, the voting results of the frequency of future nonbinding advisory votes on the compensation of the Company’s Named Executive Officers were 70.5% for every 3 years, 6.2% for every 2 years and 23.2% for every year. Companies must conduct, at least once every six years, a separate shareholder vote on whether a say on pay vote should be held every one, two, or three years.

Hedging, Short Sales and Pledging Prohibitions

Our insider trading policy prohibits our Named Executive Officers and Directors from engaging in any speculative transactions involving our common shares including buying or selling puts or calls, pledging, short sales or purchases of securities on margin or otherwise hedging the risk of ownership of our stock. In exceptional circumstances, pledges for loan collateral (not margin debt) in good faith and arms-length transaction may be approved but would require the approval and authorization of both the CEO and the Chief Legal Officer or the Chief Compliance Officer as determined by them in their sole discretion.

Insider Trading Policies

The company has adopted insider trading policies and procedures applicable to directors, officers and employees. There are no Rule 10b5-1 trading plans in effect and there are no policies and practices regarding the timing of stock options and stock appreciation right (SAR) awards, other than stock option awards per officer employment agreements. While the company is not subjected to the insider trading policy, the company does not trade in its securities when it is in possession of material nonpublic information other than pursuant to previously adopted Rule 10b5-1 trading plans.

Conclusion

We believe that the compensation provided to our executive officers is reasonable and appropriate to facilitate the achievement of our long-term objectives. The compensation programs and policies that our Compensation Committee has designed incentivize our executive officers to perform at a level necessary to achieve our desired objectives. We believe that the various elements of compensation combine to align the best interests of our executive officers with our stockholders and our company in order to maximize stockholder value.

COMPENSATION COMMITTEE
REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and based on such review and discussions, the Compensation Committee recommended to the Board on February 26, 2026 that the Compensation Discussion and Analysis be included in this proxy statement.

The Compensation Committee

Sarah Caygill (Chair)
Javier Mazón
Kent Siegel

EXECUTIVE COMPENSATION

The following table sets forth the total compensation received for services rendered in all capacities to our Company for the last three fiscal years, which was awarded to, earned by, or paid to our Executive Chairman, Chief Executive Officer, Chief Financial Officer and President.

Name and Principal Position	Year	Salary	Bonus	Option Awards(1)	All Other Compensation(2)	Total
John M. Brown,	2023	231,000	30,000	28,578	113,608	403.186
Executive Chairman	2024	231,000	30,000	1,873	113,608	376,481
	2025	231,000	30,000	2,615	104,298	367,913
Robert W.A. Dunn	2023	300,000		28,578	13,200	341,778
Chief Executive Officer	2024	300,000		1,873	13,200	315,073
	2025	262,499	200,000	2,615	55,200	520,314
Michael B. Croswell Jr.	2023	240,000		28,578	11,632	280,201
Chief Financial Officer	2024	256,667		1,873	11,623	270,163
	2025	272,500	100,000	2,615	8,471	383,586
Avery, William	2023	250,000		28,578	21,420	299,998
President	2023	250,000		1,873	21,420	273,293
	2024	235,000	5,000	2,615	21,420	264,035

____________

*

Robert W.A. Dunn, effective May 1, 2019, joined the Company and on June 13, 2019 assumed the position of Chief Operations Officer to assume exploration responsibilities and activities from Mr. Guinn. Mr. Avery assumed the position of President, effective April 12, 2019 until April 2, 2025. On April 2, 2025, Mr. Croswell was appointed President. On June 11, 2020, Mr. Dunn assumed the position of Chief Executive Officer while retaining the position of Chief Operations Officer. Mr. John Brown stepped down from the position of Chief Executive Officer and remained in the position of Executive Chairman.

(1)

In accordance with SEC rules, the amounts in this column reflect the fair value on the grant date of the option awards granted to the Named Executive, calculated in accordance with FASB ASC Topic 718. Stock options were valued using the Black-Scholes model. The grant-date fair value does not necessarily reflect the value of shares which may be received in the future with respect to these awards. The grant-date fair value of the stock options in this column is a non-cash expense for Zion that reflects the fair value of the stock options on the grant date and therefore does not affect our cash balance. The fair value of the stock options will likely vary from the actual value the holder receives because the actual value depends on the number of options exercised and the market price of our Common Stock on the date of exercise. For a discussion of the assumptions made in the valuation of the stock options, see Note 6 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025. To see the value actually received by the Named Executive Officers in fiscal 2025, see the “Option Exercises and Stock Vested” in fiscal 2025 Table below.

(2)	For 2025, represents the compensation as described under the caption “All Other Compensation”, below.

All Other Compensation

“All Other Compensation” includes various perquisites and other benefits, including, but not limited to, coverage for medical, dental, vision, disability and life insurance and vehicle allowances.

Grant of Plan Based Awards in 2025

The table below sets forth information regarding grants of plan-based awards made to our Named Executive Officers during 2025. All grants were approved by the Compensation Committee.

Name	Approval Date	Grant Date	Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Option Awards ($)
Robert W.A. Dunn	1/3/2025	1/3/25	25,000	$0.1046	$2,615

					$2,615

William H. Avery	1/3/2025	1/3/25	25,000	$0.1046	$2,615

					$2,615

John M. Brown	1/3/2025	1/3/25	25,000	$0.1046	$2,615

					$2,615

Michael B. Croswell Jr	1/3/2025	1/3/25	25,000	$0.1046	$2,615

					$2,615

____________

Represents grants of stock options under our 2021 Omnibus Incentive Plan. Options represent the right to purchase shares of common stock at the price per share indicated in the table. Options fully vest one year from the Grant Date and expire 10 years from the Grant Date.

Outstanding Equity Awards at Fiscal Year End — December 2025

The following table sets forth certain information with respect to restricted stock and stock options held by our Named Executive Officers as of December 31, 2025.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
John M. Brown	75,000			$.915	1/4/2031
	200,000			$.59	5/21/2031
	300,000			$.2472	9/1/2031
	25,000			$.15	1/4/2032
	200,000			$.1529	1/5/2032
	400,000			$.1451	4/15/2032
	300,000			$.1797	9/23/2032
	400,000			$.0676	9/22/2034
	25,000			$.0749	1/4/2034
	25,000			$.1046	1/3/2035
William H. Avery	75,000			$.915	1/4/2031
	200,000			$.59	5/21/2031
	95,000			$.3912	7/9/2031
	25,000			$.15	1/4/2032
	200,000			$.1529	1/5/2032
	400,000			$.1451	4/15/2032
	20,000			$.2350	8/12/2032
	300,000			$.1797	9/23/2032
	400,000			$.0676	9/23/2034
	25,000			$.0749	1/4/2034
	25,000			$.1046	1/3/2035

Robert W.A. Dunn	75,000			$.915	1/4/2031
	200,000			$.59	5/21/2031
	100,000			$.3912	7/9/2031
	25,000			$.15	1/4/2032
	200,000			$.1529	1/5/2032
	400,000			$.1451	4/15/2032
	300,000			$.1797	9/23/2032
	400,000			$.0676	9/22/2033
	25,000			$.1046	1/3/2035
Michael B. Croswell Jr.	10,000			$.01	1/6/2030
	75,000			$.915	1/4/2031
	200,000			$.59	5/21/2013
	100,000			$.3912	7/9/2013
	40,000			$.2472	9/1/2031
	25,000			$.15	1/4/2032
	200,000			$.1529.	1/5/2032
	400,000			$.1451	4/15/2032
	30,000			$.2350	8/12/2032
	300,000			$.1797	9/23/2032
	400,000			$.0676	9/23/2033
	25,000			$.0749	1/4/2034
	25,000			$.1046	1/3/2035

Option Exercises and Stock Vested in Fiscal 2024

The following table provides information about options exercised by the Named Executive Officers during the fiscal year ended December 31, 2025:

Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
-

____________

Employment Agreements as of December 31, 2025

John M. Brown.    Mr. Brown has continuously served as Chairman of the Board since the Company’s establishment in April of 2000 but was appointed Executive Chairman in January 2010. On January 1, 2014, the Company and Mr. Brown, the Chairman of the Company’s board of directors, entered into an Employment Agreement (the “Chairman Agreement”) covering Mr. Brown’s service as the Executive Chairman of the Company’s Board of Directors, which has been amended by a First Amendment dated March 31, 2014 and a Second Amendment dated December 19, 2016. On April 12, 2019, Mr. Brown was elected by the Board to serve as the CEO upon Mr. Guinn’s resignation with no change to his Chairman Agreement.

The Chairman Agreement had an initial term that extended through December 31, 2016 and then automatically renewed for successive two-year terms unless either party shall advise the other 90 days before expiration of the initial or renewed term of its intention to not renew the agreement beyond its then scheduled expiration date. Under the agreement, Mr. Brown is paid an annual salary of $249,000, payable monthly. Mr. Brown will receive an annual bonus of $30,000 and 25,000 stock options. Mr. Brown can terminate the Chairman Agreement and the relationship thereunder at any time upon 60 business days’ notice. If the Company were not to renew the term of the agreement or were to terminate the agreement during any renewal term, for any reason other than “Just Cause” (as defined the Agreement), then the Company is to pay to Mr. Brown an amount equal to the base salary, then payable to him for a period of twelve months as if the Agreement had not been so terminated or had been renewed. Mr. Brown may also terminate the agreement for “Good Reason” (as defined in the Agreement), whereupon he will be entitled to the same benefits as if the Company had terminated the agreement for any reason other than Just Cause. The Chairman Agreement provides for customary protections of the Company’s confidential information and intellectual property.

Michael B. Croswell Jr.    Mr. Croswell was appointed by the Board as Chief Financial Officer on August 15, 2016 and President on April 2, 2025. Mr. Croswell entered into an employment agreement for an initial term until December 31, 2017 and automatically renewed for successive one-year terms unless the Company or Employee indicates in writing, more than 30 days prior to the termination of this initial term or any renewal term that it does not intend to renew this agreement. Under the agreement, Mr. Croswell is to be paid an annual salary of $150,000, subject to annual review and adjustments. On January 9, 2018, the Compensation Committee approved the recommendation from the CEO and the Chairman and Vice Chairman of the Board to increase the annual salary to $175,000 beginning January 1, 2018. On April 15, 2019, the CEO, Executive Vice President and Chairman of the Board approved an increase in annual salary to $200,000 effective April 1, 2019. On May 15, 2020, the President, Executive Chairman and the Board approved an increase in annual salary to $220,000, effective May 1, 2020. On November 18, 2021, the President, CEO and Executive Chairman approved an increase in annual salary to $240,000, effective January 1, 2022. On May 4, 2024, the CEO and Executive Chairman approved an increase in annual salary to $265,000, effective May 1, 2024. On April 1, 2025, the CEO and Executive Chairman approved an increase in annual salary to $275,000, effective April 1, 2025.

The Company shall also grant to Employee fully vested options to purchase 25,000 shares of common stock at a per share exercise price of fair market value commencing January 5, 2017 and continuing on the 5th day of January of each successive renewal term.

If the Company were to terminate the agreement during a renewal term for any reason other than “Just Cause” (as defined in the employment agreement), then Mr. Croswell is entitled to 12 month’s salary, as well as all benefits earned and accrued through such date. The employment agreement provides for customary protections of the Company’s confidential information and intellectual property.

Robert W.A. Dunn.    Mr. Robert Dunn was appointed on June 13, 2019 as Chief Operations Officer. Mr. Dunn joined the Company as Director of Operations, effective May 1, 2019, and pursuant to an Employment Agreement with a salary of $200,000 and the award of 100,000 stock options, vesting 50,000 on September 1, 2019 and 50,000 vesting on January 1, 2020. On June 11, 2020, Mr. Dunn was promoted to the position of Chief Executive Officer by a unanimous vote of the Board, while retaining the position of Chief Operating Officer, and was elected to the Board.

In connection with his promotion to Chief Executive Officer, Mr. Dunn received an annual salary of $250,000, as well as other employee benefits, pursuant to his Employment Agreement effective May 1, 2019 and amended June 11, 2020. On April 1, 2022, the Board of Director as recommended by the Compensation Committee with respect to his Employment Agreement increased his salary to $300,000.

William H. Avery.    Mr. Avery was appointed on July 1, 2019 to the permanent position of President, following Mr. Avery’s position as interim President since the April 12, 2019 resignation of Mr. Dustin Guinn as CEO, COO and President. Dated July 1, 2019, his Employment Agreement provides a salary at the annual rate of U.S. $235,000 as well as other employee benefits and grants fully vested stock options for 100,000 shares of common stock. The Employment Agreement replaces a prior consulting agreement with Mr. Avery, who currently owns 825,000 shares of Company stock and 1,340,000 outstanding stock options. Mr. Avery continues to serve as General Counsel.

Potential Payments upon Change of Control or Termination following a Change of Control

Our employment agreements with our Named Executive Officers provide incremental compensation in the event of termination, as described herein. Generally, we currently do not provide any severance specifically upon a change in control nor do we provide for accelerated vesting upon change in control. Termination of employment also impacts outstanding stock options.

Due to the factors that may affect the amount of any benefits provided upon the events described below, any actual amounts paid or payable may be different than those shown in this table. Factors that could affect these amounts include the basis for the termination, the date the termination event occurs, the base salary of an executive on the date of termination of employment and the price of our Common Stock when the termination event occurs.

The following table sets forth the compensation that would have been received by each of the Company’s Named Executive Officers had they been terminated as of December 31, 2025.

Name	Salary Continuation(1)	Bonus	Accrued Vacation Pay	Total Value
John M. Brown	231,000	—	—	231,000
William H. Avery	235,000	—	—	235,000
Michael B. Croswell	275,000	—	—	275,000
Robert Dunn	262,499	—		262,499

____________

(1)	Represents 12 months of 2025 base salary.

DIRECTOR COMPENSATION

Our non-employee director compensation program in 2025 consisted of two principal elements: (1) board fees ($1,500 per month) and, if applicable, committee chairperson fees ($1,000 per month) and (2) grants of stock options. Pursuant to the monthly board fees described above, non-employee directors received an annual payment of $18,000 in 2025 and each chairperson or co-chairperson of a committee received an additional $12,000 in annual payments. We also reimburse directors for travel, lodging and related expenses they incur in attending Board and committee meetings.

The following table summarizes compensation paid to our non-management directors during the fiscal year ended December 31, 2025.(1)

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards(1)	All Other Compensation	Total
Pandji Poluan Putra	18,000				18,000
Paul Oroian	42,000				42,000
Brad Dacus	30,000				30,000
Javier Mazon	25,000				25,000
Sarah Caygill	30,000				30,000
Virginia Prodan	23,934				23,934
Gene Scammahorn	12,750				12,750
Kent S. Siegel	44,519				44,519

____________

(1)

In accordance with SEC rules, the amounts in this column reflect the fair value on the grant date of option awards granted during the indicated year, calculated in accordance with FASB ASC Topic 718. Stock options were valued using the Black-Scholes model. The grant-date fair value does not necessarily reflect the value of shares actually received or which may be received in the future with respect to these awards. The grant-date fair value of the stock options in this column is a non-cash expense to Zion that reflects the fair value of the stock options on the grant date and therefore does not affect our cash balances. The fair value of the stock options will likely vary from the actual value the holder receives because the actual value depends on the number of options exercised and the market price of our Common Stock on the date of exercise. For a discussion of the assumptions made in the valuation of the stock options, see Note 6 to the Company’s financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2025.

INFORMATION RELATING TO AN EXECUTIVE OFFICER WHO IS NOT A DIRECTOR NOMINEE

All executive officers of the Company are members of the Board of Directors, except Michael B. Croswell.

Michael B. Croswell Jr., age 55, CPA, has been serving as Corporate Controller for the Company since April 2011. In February 2013, Michael was promoted to Vice President of Administration and in August 2016, Mr. Croswell was promoted to Chief Financial Officer. On April 2, 2025, he was appointed as President, while continuing in his role as Chief Financial Officer. Mr. Croswell is a corporate accounting and management professional with a diverse range of industry experience. Mr. Croswell is a Certified Public Accountant since 1997 and earned his Bachelor of Business Administration degree in accounting from Stephen F. Austin State University in 1994 and earned a Master of Business Administration degree from the University of Dallas in 2013. From November 2006 to April 2011, he worked as Assistant Controller at Monitronics International, an alarm monitoring company and subsidiary of Ascent Media Corporation where he developed the monthly close schedule, implemented cross training and was recognized as a top manager. From October 2001 to February 2005, Mr. Croswell worked as an accounting manager and Controller at Genpass Technologies, an ATM transaction processing company and a subsidiary of U.S. Bancorp. From 1998 to 2001, he worked as an accounting manager at Monarch Dental Corporation where he was responsible for the Dallas, Houston, San Antonio, West Texas, and New Mexico markets, which encompassed more than 60 dental offices. From 1994 to 1998, he worked at Maxus Energy Corporation (later acquired by YPF in Argentina, which was later acquired by Repsol in Spain) as a joint interest accountant and later joined the international accounting group where he worked with the books and records for the Venezuela and Ecuador operations.

Employment Agreements for 2025

We have entered into employment agreements with Messrs. Brown, Avery, Dunn and Croswell. See “Executive Compensation — Employment Agreements” for additional information.

Policy for Approval of Related Party Transactions

Our Audit Committee Charter provides that our Audit Committee shall review for potential conflict of interest situations on an ongoing basis and shall approve all “related party transactions” required to be disclosed under SEC regulations or otherwise subject to approval by an independent body of our Board under the requirements of the NASDAQ and the OTC Market. Except as set forth above, we do not have a written approval policy for transactions between the Company and our executive officers and directors, but these transactions are subject to the limitations on conflicts of interest and related-party transactions found in our Code of Business Conduct and Ethics (the “Code”). Under the Code, executive officers and directors endeavor to avoid any actual, potential or apparent conflict of interest between their personal and professional relationships. Any proposed related transactions, however, may be approved in accordance with both applicable law and applicable NASDAQ rules and OTC Market rules. Although we began trading on OTC Market on September 2, 2020, we continue to be an SEC Reporting Company and maintain a certain level of Board and Committee independence as require by the OTC Market Rules for U.S. Companies and in addition to maintain the independence requirement standards of NASDAQ.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information with respect to securities authorized for issuance under equity compensation plans as of December 31, 2025.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders:
Stock Options	55,377,731	$.52	25,392,500
Equity compensation plans not approved by security holders:	—	—	—
TOTAL	55,377,731	$.52	25,392,500

Long-Term Incentive Plan

At our 2002 Annual Meeting of Stockholders, the stockholders approved the establishment of a long-term key employee and consultant incentive plan, which may be structured as an employees’ royalty pool, to be funded by the equivalent of a 1.5% overriding royalty interest. The Company may, but has not yet, established a long-term management incentive plan for key employees and consultants whereby a 1.5% overriding royalty or equivalent interest in the all current and future oil and gas exploration and development rights would be assigned to key employees and consultants. As this plan has not been established as of December 31, 2025, the Company did not have any outstanding obligation in respect of the plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires officers and directors of the Company and persons who beneficially own more than 10% of the Common Stock outstanding to file initial statements of beneficial ownership of Common Stock (Form 3) and statements of changes in beneficial ownership of Common Stock (Forms 4 or 5) with the SEC. Officers, directors and such greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all such forms they file.

Based upon a review of the filings furnished to the Company pursuant to Rule 16a-3(e) promulgated under the Exchange Act and on representations from its executive officers and directors and persons who beneficially own more than 10% of the Common Stock, all filing requirements of Section 16 (a) of the Exchange Act, were complied with in a timely manner during the fiscal year ended December 31, 2025.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

On December 31, 2025, our Board consisted of 12 directors. Our Amended and Restated Certificate of Incorporation classifies the Board into three classes, each having a staggered term expiring at successive annual meetings. Four Class III directors are to be elected at the Annual Meeting to serve a three-year term expiring at the 2029 Annual Meeting of Stockholder (and until their successors shall be elected and shall qualify). The term of our Class I directors, Kent Siegel, Sarah Caygill, Javier Mazon, Jeffrey Moskowitz and John Brown, shall expire at the 2027 Annual Meeting of Stockholders. The term of our Class II directors, Brad Dacus, Martin M. van Brauman and Lee Russell shall expire at the 2028 Annual Meeting of Stockholders.

The Board has nominated the persons named in the table below for election as Class III directors. The Nominating and Corporate Governance Committee, along with the entire Board, desire to increase the independence of the Board as elections arise each year in the selection process for re-election of independent and non-independent Board members.

Unless otherwise specified in the accompanying proxy, the shares voted pursuant to it will be voted for the persons named below as nominees for election as Class III directors. If, for any reason, at the time of the election, any of the nominees should be unable or unwilling to accept election, such proxy will be voted for the election, in such nominee’s place, of a substitute nominee recommended by the Board to the extent that such substitute nominee exists. However, the Board has no reason to believe that any nominee will be unable or unwilling to serve as a director.

The four nominees receiving the highest number of affirmative votes of shares present or represented by proxy and entitled to vote for them shall be elected as directors.

Name of Nominee	Principal Occupation	Age	Year Became a Director
Paul Oroian		71	2003
Virginia Prodan		61	2018
Pandji Putra		54	2023
Robert Dunn		50	2019

The following describes at least the last five years of business experience of the directors standing for re-election and election. The descriptions include any other directorships at public companies held during the past five years by these directors. No family relationship exists between any director and executive officer of the Company.

Paul Oroian, age 71, was appointed a director in November 2003. He has served as president and managing partner of Oroian, Guest and Little, P.C., a certified public accounting and consulting firm based in San Antonio, Texas, since its founding in 1983. From 1980 – 1983, Mr. Oroian was a tax senior in the San Antonio offices of Arthur Young and Company. Mr. Oroian holds a Bachelor of Science degree in Business Administration from Bryant College. He has served as a board member of Technology Oversight Committee and the IRS Regional Liaison Committee of the Texas Society of Certified Public Accountants and was vice president and a director of the San Antonio CPA Society between 1992 and 1998. The Board believes that Mr. Oroian’s extensive experience as a certified public accountant was instrumental in his appointment to the Audit Committee of our Board and provides our Board with a critical accounting perspective. Mr. Oroian also serves as the Board’s Lead Independent Director.

Virginia Prodan, age 61, was appointed to the Board on July 1, 2018 and serves on the Nominating and Corporate Governance Committee. Ms. Prodan is an international human rights attorney and an Allied Attorney with the Alliance Defending Freedom. She is CEO and founder of Virginia Prodan Ministries. Her book, My Assassin, tells about her struggle for human and religious rights in Romania during the Communist regime. Ms. Prodan earned a Juris Doctor Degree at the Bucharest Law School, Romania, and was licensed in 1977. She was exiled from Ceausescu’s Romania in 1988 for defending human rights cases, which concerned Ceausescu’s persecution of Christians in Communist Romania. She earned a Master of Laws, LL.M. International, in 1995 and earned a Juris Doctor in 1997 from Southern Methodist University. She is licensed in Texas and Colorado and in the United States District Court for the Northern District of Texas. She was an intern for the Institute for Justice in Washington, D.C. and was an intern for U.S. Judge Sidney Fitzwater of the Northern District of Texas. She is on the Adjunct Faculty at El Centro College Paralegal Program. She has been featured on over 45,000 national and international television programs, live shows, radio programs and magazines. Ms. Prodan is a board member of the President’s Council of National Religious Broadcasters (NRB), a member of the Abraham Foundation and an advisory board member for the International Christians Jerusalem Ministry (ICEJ). Ms. Prodan is on the advisory board of Stand with Persecuted Churches, the 21st Century Wilberforce Ministry and 4word women.org and on the board of directors of the State Republican Executive Committee — Senate District 16. Texas Governor Greg Abbott appointed her to the Texas Holocaust and Genocide Commission in 2018. She was also elected to the State Republican Executive Committee (SREC) for her district, was appointed by Texas Governor Gregg Abbott to serve on the Holocaust Commission Committee, and for other political positions. Virginia Prodan also serves as an ambassador for National Religious Broadcasters (NRB) on the President Council to advance the interests of Christian broadcasters, address threats to free speech, defend the rights of religious nonprofits, and advocate for First Amendment freedoms through the work of NRB’s Office of Public Policy. The Board believes that Ms. Prodan’s extensive experience in human and labor rights laws and social governance concerns was instrumental in her appointment to the Board and provides the Board with important perspectives in these areas.

Pandji Christiaan Poluan Putra, age 54, has been nominated by the Nominating and Corporate Governance Committee and approved by the Board as the nominee elect for the 2023 Proxy Statement. Mr. Putra has over 24 years of experience in new ventures, exploration and development geology throughout Asia, Australia, New Zealand and Africa. He worked for various multinational oil and gas companies, such as Caltex, CNOOC and Talisman and currently he is a senior geologist with Husky Energy International Corporation in Jakarta, Indonesia, since 2012. With his skills in stratigraphy, petrophysics and basin analysis, he has performed extensive projects on petroleum systems evaluation in the above-mentioned regions. He has skills in exploration economics, risk analysis and prospect evaluation. He graduated from the Department of Geology, Faculty of Minerals Technology, Trisakti University, Jakarta, Indonesia in 1996. He is a member of the Indonesian Petroleum Association — Professional Division, the Indonesian Geologists Association and the American Association of Petroleum Geologists. Mr. Puta’s extensive experience in global oil and gas operations is invaluable in providing the Board with important operational perspectives in overall operations.

Robert W.A. Dunn, age 50 was appointed on June 13, 2019 as Chief Operations Officer. Mr. Dunn joined the Company as Director of Operations, effective May 1, 2019. On June 11, 2020, Mr. Dunn was promoted to the position of Chief Executive Officer by a unanimous vote of the Board, while retaining the position of Chief Operating Officer, and elected to the Board of Directors. Mr. Dunn’s impressive resume includes over 27 years of senior management and field operations focusing on technologically driven seismic acquisition across the globe. During the past decade of working in the Eastern Hemisphere, Mr. Dunn has acquired more than 7,800 square kilometers of 3D and 10,000 kilometers of 2D seismic surveys which have helped exploration and production customers to make informed decisions in their exploration programs. Mr. Dunn will be overseeing the Company’s planned acquisition and processing of 3D seismic data, in addition to other operational matters as they arise. Mr. Dunn’s considerable experience extends to the early 1990s and includes logistics/acquisition management in remote regions ranging from the Arctic to South American jungles as Project Manager and Technical/Recording Crew Manager for CGG Veritas, where his innovations helped Veritas become the largest and most trusted name in the geophysical industry. Mr. Dunn was President of Geophysical Services for Viking Services from 2012 before joining Zion. In that capacity, Mr. Dunn managed all aspects of geophysical exploration in Europe, Turkey, and Africa, seeing Viking acquire over 7,800 square kilometers of 3D and 10,000 kilometers of 2D. During his tenure, Mr. Dunn also implemented operational plans in Hungary, Romania, Bulgaria, and Iraq as Managing Director of Central European Drilling and Oilfield Services in Northern Iraq. Before this, Mr. Dunn oversaw Viking’s acquisition of over 2,200 square kilometers of 3D as Technical Operations Manager, leading to the discovery of new basins. Mr. Dunn is a member of the Society of Exploration Geophysicists, the European Association of Geophysical Exploration and the American Chamber of Commerce. He holds several technical certifications from industry groups.

There are no family relationships between any of the above directors.

Information Relating to Continuing Directors who are not Standing for Election or Re-election this Year

Kent S. Siegel, age 69, was appointed a director in December 2012 and assumed his office as of January 1, 2013. Mr. Siegel previously served as a director on the Company’s Board from November 2003 through March 31, 2011 and as the Company’s Chief Financial Officer from July 9, 2010 through March 31, 2011, the date of his resignation. Mr. Siegel has served as president and chief operating officer of Kent S. Siegel, P.C. since 1984. Kent S. Siegel, P.C. is a firm of certified public accountants and attorneys at law based in West Bloomfield, Michigan, at which Mr. Siegel practices as a tax and bankruptcy attorney and CPA. Mr. Siegel holds a Bachelor of Business Administration from Michigan State University School of Business, a Juris Doctor from Wayne State University School of Law and a Bachelor of Science in Electrical Engineering from Lawrence Technological University School of Engineering. The Board believes that Mr. Siegel’s extensive experience as a certified public accountant and in tax law provides our Board with a critical accounting and tax law perspective. Mr. Siegel is a valuable member of the Audit Committee of our Board and serves on the Compensation Committee.

Sarah Caygill, age 64, was elected to the Board in June 9, 2021 and is an experienced financial analyst, portfolio manager, asset allocator and independent board director. She began her career in London at Chase Manhattan in 1984 and subsequently worked as an equity analyst at BZW and Schroders in London covering French equities. In 1990, she joined Sweden’s Trygg Hansa SPP, a major Scandinavian banking and insurance firm, as a portfolio manager, with responsibility for French, Spanish and Italian equities. In 1993, following the Swedish financial crisis, she moved to JP Morgan’s Private Bank in Geneva to manage advisory portfolios covering Europe and Emerging Markets. She then ran both institutional and private portfolios as a Vice President of Canadian Imperial Bank of Commerce, also in Geneva, with responsibility for European Consumer and Services sectors. In 2000, Sarah launched White Mountain, a European equity long/short hedge fund and she later joined the main investors in the fund, Canadian-based Arrow Hedge Partners. She established Arrow’s European operations, including manager due diligence and selection for its global fund of funds, also serving on Arrow’s investment committee. Over her career as a fund manager and advisor, the funds and mandates Sarah managed and advised outperformed their benchmarks and peer groups. Since 2011, Sarah has served as an independent director for alternative funds and absolute return funds, management companies, foundations and corporations across a range of jurisdictions including Cayman Islands, Luxembourg, Switzerland and Ireland. She is a member of AIMA (The Alternative Investment Management Association) and 100 Women in Finance. She is also a panel director of IPAF Group (Industry Professionals serving as non-executive directors to Alternative Funds). Sarah holds a Masters’ Degree in Modern Languages and Philosophy from Oxford University. She has both British and Swiss citizenships and resides in Geneva, Switzerland. The Board believes that Ms. Caygill’s extensive experience in finance is invaluable in providing the Board with important perspectives in this area.

Javier A. Mazón, age 83, was appointed a director on April 1, 2022 as a Class I director to serve on the Compensation Committee. Mr. Javier Mazón is the founder, president, and managing director of Group Lamerica, L.L.C. Over a fifty year career as an international business executive, he has vast experience encompassing a broad range of operating, C-suite, board of directors and external affairs, involving both international and U.S. domestic operations and management responsibilities. Mr. Mazón’s background includes successful, international executive positions with Texas Instruments, Oki Electric and other U.S. and South American companies. His company, Group Lamerica, is a leading provider of professional consultative and business operations services for clients seeking to strategically expand their businesses into Latin America and/or North America. He specializes in international expansion strategy, forming new businesses, market entry initiatives, developing public/private sector relationships and establishing in-country operations. His education is as follows: B.S., Bachelor of Business Administration, Production Management, University of Arizona, Eller College of Management (1968 – 72), University of Alaska, College (1961 – 62). He is presently on the following committees and boards: US Department of Commerce North Texas District Export Council — Executive Committee; University of Texas, Dallas — International Executive Committee; Irving Texas Chamber of Commerce — International Sister Cities Advisory Board; and former Richardson Texas Chamber of Commerce — International Business Resource Center/Executive Committee & Advisory Board. The Board believes that Mr. Mazón’s extensive experience in international business operations and finance is invaluable in providing the Board with important perspectives in this area.

Jeffrey Moskowitz, age 67, is Vice-President of Zion and has also served as Zion’s Israel Branch managing director since May 2017. Effective January 1, 2024, the Nominating and Corporate Governance Committee nominated Mr. Moskowitz and the Board approved him to fill the vacancy of Dr. Agnon, who was called up by the Israeli military to provide assistance in the war effort against Gaza. From 2008 to May 2017, Mr. Moskowitz, an attorney with Aboudi & Brounstein, provided legal services to Zion regarding various aspects of operations in Israel. As an attorney, Mr. Moskowitz has extensive experience in the oil and gas exploration industry in Israel. Mr. Moskowitz has been a certified attorney in the State of Israel since 1982 and has earned his Bachelor of Law degree from the Faculty of Law Bar Ilan University, Israel. The Board believes that Mr. Moskowitz’s extensive experience in Israel dealing with government officials is invaluable in providing the Board with important perspectives in these areas.

John M. Brown, age 85, is the founder of Zion Oil & Gas and has been a director and Chairman of the Board of Directors of Zion since its organization in April 2000 and, effective April 12, 2019, again serves as the Chief Executive Officer. Mr. Brown was appointed Executive Chairman in January 2010. Mr. Brown was appointed as Interim Chief Executive Officer on October 18, 2012 and on January 1, 2014, Mr. Brown was appointed as the Chief Executive Officer and to continue as the Executive Chairman. Previously, he served as our Chief Executive Officer from April 2000 to September 2004 and as President from April 2000 to October 2001. Mr. Brown has extensive management, marketing and sales experience, having held senior management positions in two Fortune 100 companies — GTE Valeron, a subsidiary of GTE Corporation and a manufacturer of cutting tools, where he was employed from 1966 – 86 and served as the corporate director of purchasing, and Magnetek, Inc., a manufacturer of digital power supplies, systems and controls, where he was corporate director of procurement during 1988 – 89. Mr. Brown was a director and principal stockholder in M&B Concrete Construction, Inc. from 1996 to 2003. Mr. Brown had been actively pursuing a license for oil and gas exploration in Israel for 35 years. His efforts led to our obtaining, in May 2000, the Ma’anit License, the precursor to the Joseph License. Mr. Brown holds a BBA degree from Fullerton College. He was awarded a degree in Doctor of Biblical Studies in 2013 from Emmanuel Baptist University. The board believes that Mr. Brown’s senior management experience in two Fortune 100 companies as well as his extensive experience in the oil and gas sector in the State of Israel provide with him with the insight and vision needed to serve as Chairman of our Board of Directors.

Mr. Brad Dacus, age 62, was appointed to the Board effective December 1, 2019. Mr. Dacus is the president and founder of the Pacific Justice Institute (“PJI”). Mr. Dacus founded the Pacific Justice Institute in 1997 and has served as President of this nonprofit organization for more than 22 years. PJI has five offices in California as well as satellite offices in Oregon, Washington state, Nevada, and Colorado. PJI has a network with hundreds of volunteer affiliate attorneys and handles more religious liberty and parental rights cases on the West Coast than any other organization of its kind. Mr. Dacus is licensed to practice law in both Texas and California. Mr. Dacus can be heard weekly on The Dacus Report on more than 170 radio stations across the country. He has testified before the United States House of Representatives in Washington, D.C. and has testified numerous times before the California State Legislature on legislation affecting religious freedom and parental rights. He was presented an honorary Doctorate of Religious Freedom and Family Rights degree from California Baptist University in recognition of his commitment to faith and justice and of his work protecting parental rights and religious freedom through PJI. Mr. Dacus received his Bachelors in Business Administration and Finance at Texas A&M University in 1986. He then spent a year working for Electronic Data Systems as a part of the accounting financial management development program. After that, he worked as a Legislative Assistant to United States Senator Phil Graham in Washington DC. Later, he attended Law School at the University of Texas in Austin where he received his Juris Doctorate degree in 1991. He spent a year working for the Pacific Legal Foundation as a part of their fellowship program. Then, in 1992, he opened the Western Regional Development Office for the Rutherford Institute, a nonprofit legal organization defending religious freedom. For five years, he developed a network of attorneys in 14 western states and coordinated litigation in this region before his founding of PJI. The Board believes that Mr. Dacus’ extensive experience in media and public relations is invaluable in providing the Board with important perspectives in these areas.

Martin M. van Brauman, age 78, was appointed to the Board effective April 1, 2014 and since January 1, 2012 has been the Corporate Secretary and Treasurer and since June 1, 2013 has been a Senior Vice President and since September 15, 2020 an Executive Vice President. From July 1, 2007 to January 31, 2009, he served as the Chief Financial Officer, Corporate Secretary, Senior Vice President and Board director. Between February 1, 2009 and July 1, 2009, he served as the Chief Legal Officer. He is Board Certified in Tax Law by the Texas Board of Legal Specialization and has been in private legal practice in Dallas specializing in international and corporate tax and business corporate law. Previously, he spent 12 years as a Senior Attorney (International Specialist and Petroleum Industry Specialist) with the Office of Chief Counsel, IRS, followed by three years as a tax consultant with Deloitte & Touche and Grant Thornton. He has published on subjects related to taxation of international oil and gas ventures. Mr. van Brauman holds a B.E. degree from Vanderbilt University, a Doctor of Jurisprudence degree from St. Mary’s University and an M.B.A. (Beta Gamma Sigma) and LL.M. (Tax Law) from Southern Methodist University. He is a member of the Society of Legal Scholars of the Texas Bar College. He has been an Adjunct Professor at Southern Methodist University, School of Law, L.L.M. Tax Program and at the University of Texas at Dallas, Masters of Accounting Program. He is president and co-founder of Jews and Christians United for Israel, Inc., a 501(c)(3) nonprofit, and the Jewish and Israel Educational Action Committee, Inc. a 501(c)(3). He is the managing director of The Abraham Foundation, a Swiss International foundation, and the Bnei Joseph Foundation, an Israeli nonprofit amuta. He is on the Advisory Board of the Museum of Biblical Art/National Center for Jewish Art in Dallas. He is a Board member of the Texas Map Society. Publication: Jews and Christians, Fellow Travelers to the End of Days, (2nd ed. 2020). The Board believes that Mr. van Brauman’s extensive experience in corporate law, securities law, corporate governance laws, and federal, state and international tax laws was instrumental in his appointment to the Board and provides the Board with important perspectives in these areas.

Dr. Lee R. Russell , age 78, was appointed to fill a vacancy on the Board on October 1, 2024 and has been an independent Geoscience Consultant with the Company since August of 2012 and employee since 2022. He has over 48 years of industry experience in research and exploration positions with Shell Oil Co., Arco, and Sun Oil, as well as in his own exploration pursuits and consultancy. Projects have ranged from domestic exploration in the Gulf of Mexico, Rocky Mountains, and Alaska, to international projects in East and West Africa, North Sea, Norway, Onshore China, New Zealand, Papua New Guinea, and Newfoundland. He is a published author of many scientific articles and served as a Panel Chair and Co-Author of a National Research Council study on “Solid Earth Sciences and Society.” He received his BA in Geology from Ohio Wesleyan University in 1970, and MSc and PhD degrees in Geology and Geophysics from Texas Tech University in 1972 and 1977. He is a member of the American Association of Petroleum Geologists, serving two terms as Associate Editor, and is a Fellow of the Geological Society of America.

William H. Avery, age 78, from 2001 to 2003, Mr. Avery worked on a broad variety of administrative, financial and legal matters for the Company. He served as Vice President of Finance and Treasurer commencing 2003 until 2007. He worked full time as Executive Vice President and Treasurer and as a director commencing in 2007 with responsibility for administration, finance and legal until 2010. From December 2012 to current, he has been retained as General Counsel on a part time basis under an independent consulting contract. Effective April 12, 2019, Mr. Avery assumed the position of President until April 2, 2025 and is under an employment contract. Mr. Avery has a BBA in Finance and Economics from Southern Methodist University and a Juris Doctorate from Duke University.

There are no family relationships between any of the above directors.

ADDITIONAL INFORMATION CONCERNING THE BOARD OF DIRECTORS

CORPORATE GOVERNANCE POLICIES

The Company’s business is managed under the direction of the Board. In connection with its oversight of the Company’s operations and governance, the Board has adopted, among other things, the following:

•	Corporate Governance Guidelines to implement certain policies regarding the governance of the Company;

•	a Code of Business Conduct and Ethics to provide guidance to directors, officers and employees with regard to certain ethical and compliance issues;

•	a Supplier Code of Conduct to provide guidance for our Company relationships with vendors, contractors and suppliers that are critical to achieving responsible and ethical corporate performance;

•

an Environmental Management Policy to provide guidance for the Company’s directors, employees, consultants and contractors to protect the environment during our operations and set standards against which we can judge our performance;

•

Charters of the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, the Technical, Reserves and Environmental, Health & Safety (EHS) Committee, the Investment Committee and the Tax Benefits Preservation Committee of the Board;

•	an Insider Trading Policy to facilitate compliance with insider trading regulations;

•

an Audit Committee Whistleblower and Complaint Policy and Procedures (i) to allow directors, officers and employees to make confidential anonymous submissions regarding concerns with respect to accounting or auditing matters and (ii) which provides for the receipt of complaints regarding accounting, internal controls or auditing;

•

a Stockholder and Interested Parties Communications Policy pursuant to which holders of our securities and other interested parties can communicate with the Board, Board Committees and/or individual directors; and

•	Succession Planning Guidelines for the CEO and Senior Executives.

Each of these documents can be viewed on the Company’s website at www.zionoil.com/investor-center/corporate-governance. The Company’s website and the information contained on or connected to its website are not incorporated by reference herein and its web address is included as an inactive textual reference only. Copies of the foregoing documents and disclosures are available without charge to any person who requests them. Requests should be directed to Zion Oil & Gas, Inc., Attn: Corporate Secretary, 12222 Merit Drive, Suite 1450, Dallas, Texas 75251.

CODE OF ETHICS

We have adopted a Code of Business Conduct and Ethics that applies to our directors, officers and all employees. The code has been posted on our web site at www.zionoil.com/investor-center/corporate-governance, and may also be obtained free of charge by writing to Ethics Code, c/o Zion Oil & Gas, Inc., 12222 Merit Drive, Suite 1450, Dallas, Texas 75251. We intend to satisfy the disclosure requirement under Item 10 of Form 8-K regarding an amendment to, or waiver from, a provision of our Code of Business Conduct and Ethics by posting such information on our website, at the address and location specified above.

INDUSTRY BEST PRACTICES AND APPROPRIATE INTERNATIONAL STANDARDS

Environmental Management Policy

The Company is committed to perform the best for our shareholders, employees, the environment that surrounds our activities, the communities in which we work and the Israeli government and its ministries. We have established specific policies that will guide management in making good decisions when faced with the inevitable trade-offs and compromises that the real world demands. For all matters, we will try our best to minimize risk and to maximize the benefit for all.

We will always comply with laws, industry best practices and the appropriate international standards. Minimizing the impact on the environment of our activities is a basic principle and we will work tirelessly to ensure that principle is upheld. Our Environmental Policy provides a framework to guide the Company’s directors, employees, consultants and contractors to protect the environment during our operations and set standards against which we can judge our performance.

It is the policy of the Company to conduct its business in a socially responsible and ethical manner that promotes the preservation of the natural environment. Recognizing that the exploration and production activities interact with the environment in many ways the Company shall:

1.	Comply with all applicable laws, regulations and standards relevant to the management of risks to the environment arising from the activities undertaken by the Company;

2.	Integrate an environmentally sensitive culture into all relevant aspects of the Company’s business;

3.

Conduct environmental risk assessment, where necessary, to identify and characterize any present or future risks to the environment arising from the Company’s activities, to prioritize such risks and commit resources to establish cost effective controls before the development of actual or perceived compliance issues;

4.

Develop and implement appropriate measures to reduce energy consumption, where practicable, increase the efficiency with which energy is being used, and minimize environmental impact, waste and cost associated with energy use;

5.

Develop and implement appropriate measures to manage the generation and disposal of waste in order to minimize, so far as is reasonably practicable, the impact of the Company’s activities on the environment;

6.

Encourage measures to establish and maintain an appropriate level of environmental awareness in all personnel associated with the Company’s activities (employees and contractors), ensuring that employees and contractors: (a) are fully informed about the Company’s environmental management processes and that there is open communication on all relevant issues, (b) receive appropriate training programs, and (c) are encouraged to initiate and maintain an open discussion within the Company’s management regarding environmental matters;

7.

Communicate openly with government, ministries, communities and industry on environmental issues, and contribute to the development of policies, legislation and regulations that might influence the Company’s activities;

8.

Design, construct, maintain and operate all facilities under the Company’s control by the provision of defined systems of work, in a manner which ensures, so far as is reasonably practicable, adequate safeguards for the natural environment;

9.

Establish and maintain suitable controls on the use of ozone depleting substances, so far as is reasonably practicable, as to prevent or minimize quantities of those substances escaping into the atmosphere;

10.	Develop and implement appropriate and relevant response systems to minimize detrimental impact to the environment should an accident or incident occur;

11.

Establish and maintain controls to confirm that this Policy is being fully implemented, maintained and improved, as necessary, to ensure, so far as reasonably practical, the preservation of the natural environment.

Ultimate responsibility for the effective management of environmental issues throughout the Company’s operations rests with the CEO and the Board. However, every employee must recognize his or her responsibility with the Company’s overall environmental management policy and assist in establishing the Company’s overall aim of operating in an environmentally responsible manner.

This Policy shall be implemented by management through the development and implementation of standards and procedures that assign specific responsibilities for the execution of relevant management and control activities to safeguard and preserve the natural environment.

Environmental Requirements in Israel

Our business in Israel is subject to regulations by the State of Israel under the Petroleum Law. The administration and implementation of the Petroleum Law are vested in the Minister of Energy (“Energy Minister”), the Petroleum Commissioner and an advisory council. The Petroleum Law and regulations provide that the conduct of petroleum exploration and drilling operations be pursued in compliance with “good oil field practices” and that measures of due care be taken to avoid seepage of oil, gas and well fluids into the ground and from one geologic formation to another. The Petroleum Law and regulations also require that, upon the abandonment of a well, it be adequately plugged and marked. As a condition for issuing the required permit for the construction of a drilling site, the planning commissions require the submission of a site remediation plan, subject to approval of the environmental authorities. Our operations are also subject to claims for personal injury and property damage caused by the release of chemicals or petroleum substances by us or others in connection with the conduct of petroleum operations on our behalf. Various guidelines have been published in Israel by the State of Israel’s Petroleum Commissioner and Energy and Environmental Ministries as it pertains to oil and gas activities.

The Environmental Ministry has published Professional Guidelines and Standards for Remediation of Land. The guidelines clarify and define what is considered polluted land, remediation and the permitted methods to remediate polluted land, and it applies to oil and gas exploration companies including Zion. The Energy Ministry has issued guidelines for occupational health and safety practices regarding oil and gas drilling and production activities per international norms, coupled with Israeli legal safety guidelines. These regulations focus on industry’s best practices in the area of health, safety, and environmental (HS&E) factors as well as risk management. In addition, there is a requirement to have the Petroleum Commissioner’s approval over the safety standards when the operator seeks to apply. For the well, among other requirements, Zion formally submitted its Environmental Impact Assessment (“EIA”) document for to Israel’s Ministries of Energy and Water Resources (“Energy and Water Ministries”) and thereafter to the Ministry of Environmental Protection (“Environmental Ministry”). Then, Zion formally submitted its EIA document for its Megiddo-Jezreel well to the Northern District Committee in Nazareth. Next, the EIA was formally approved by Israel’s Energy and Environmental Ministries. Then, Zion submitted the approved EIA to Israel’s Energy Ministry for their final drilling program approval. After Zion reached agreement with the local kibbutz and the Israel Land Authority and obtained a Business License for the drilling project, the Company began operations. Zion continues to submit additional documents as needed to the different Ministries and agencies for various approvals as Zion continues operations that are ongoing today.

Social Considerations

If we are successful in finding commercial quantities of hydrocarbons in Israel, 6% of our gross revenues from production will fund two charitable foundations that we established for donating to charities in Israel, the U.S. and elsewhere in the world. The international foundations would support worldwide charitable, educational, medical, religious and other similar non-profit organizations.

The Company has a number of Board members, who are active in charitable causes that include all areas of human rights and who influence management in the operational procedures of the Company. The Company’s Board member, Ms. Virginia Prodan is an international human rights attorney and an Allied Attorney with the Alliance Defending Freedom. Ms. Prodan is on the advisory board of Stand with Persecuted Churches, the 21st Century Wilberforce Ministry and 4word women.org. Texas Governor Greg Abbott appointed her to the Texas Holocaust and Genocide Commission in 2018. The Company’s founder, John Brown, and board member, Martin M. van Brauman have established a Section 501(c)(3) charitable foundation to provide educational information to fight antisemitism, Jews and Christians United For Israel, Inc. Also, Mr. van Brauman is president and co-founder of the Jewish and Israel Educational Action Committee, Inc. with John Brown and on the Advisory Board of the Museum of Biblical Art/National Center for Jewish Art in Dallas.

Supplier Code of Conduct

The Company expects its employees, suppliers and vendors to respect each other and treat each with dignity, respect and fairness to achieve good business conduct. Based on the principles of our Code of Business Conduct and Ethics (the “Code of Business”), the Supplier Code of Conduct (the “Supplier Code”) communicates the expectations the Company has for ethical conduct and fair dealing. Our Company relationships with vendors, contractors and suppliers are critical to achieving responsible and ethical corporate performance. For the purposes of this Supplier Code, “supplier” refers to any company, corporation, or other entity or person that provides, or seeks to provide, goods or services to the Company, and includes the supplier’s employees, agents, workers, representatives, contractors and subcontractors.

Suppliers should carefully review the Supplier Code and are responsible for ensuring compliance with the Company’s standards of conduct. Our suppliers are to avoid even the appearance of improper behavior and must never act in any way to undermine compliance with the Code of Business or the Supplier Code. The Supplier Code provides the mechanisms for mutual accountability and reporting ethical concerns and possible violations of the Code of Business or the Supplier Code. The Company shall review its relationship with any supplier that does not adhere to the Supplier Code and remove them from the Company’s approved supplier list, if necessary.

Environmental, health and Safety

Suppliers must share the Company’s commitment to providing a safe and healthy workplace and conducting operations in an environmentally responsible manner. Suppliers are responsible for observing all environmental, health and safety laws, regulations, rules and permit requirements that apply to their operations. Suppliers must take precautions to protect the environment and the health and safety of their employees, Company employees, business partners and members of the communities, in which there are operations.

Suppliers must promptly report and take immediate steps to correct all accidents, injuries, unsafe or unhealthy conditions, and potential violations of environmental, health or safety laws, regulations or Company policies. Suppliers must never request to violate established environmental, health and safety procedures in connection with the Company’s related activities. Suppliers have the obligation to report to the Company and may stop work activities, if necessary, when there may be a threat to safety or the environment. Suppliers are expected to uphold the Company’s environmental, health and safety polices.

Dignity, Respect and Fairness

Suppliers must cooperate with the Company’s commitment to an inclusive workforce free of unlawful discrimination. The Company requires that suppliers not engage in discrimination in any employment practice, including recruiting, hiring, compensation, benefits, transfer, termination, training, or social or recreational programs, on the basis of race, color, religion, age, national origin, military or veteran status, disability or any other legally protected characteristics.

Harassment, Violence and Weapons

Harassment and violence have no place in the workplace or off-site. They are strictly prohibited in connection with the Company related activities and will not be tolerated. Suppliers are expected to cooperate with the Company’s commitment to prohibit harassment and threats of violence. The Company prohibits the possession of firearms, guns, explosives and any other weapons, as well as ammunition, while on Company premises, unless otherwise precluded by the laws of a particular jurisdiction.

Drugs and Alcohol

Suppliers are expected to be free from the influence of alcohol, drugs and improperly used prescription medicine when conducting the Company’s business, whether on or off the Company’s site or premises.

External Communications

Suppliers are prohibited from engaging in any communication representing the Company’s opinion in any forum without prior written approval pursuant to applicable company policy.

Antitrust Laws

Suppliers are expected to comply with applicable antitrust and fair competition laws and not to participate in any activity that could be considered a violation of antitrust laws.

Anti-Corruption Laws

Suppliers must comply with all applicable anti-corruption laws, including the U.S. Foreign Corrupt Practices Act, which makes it a criminal offense to bribe or offer to bribe a foreign governmental or political official to obtain or retain business. No supplier may participate in bribes or kickbacks of any kind, whether in dealings with public officials or individuals in the private sector. Suppliers must not give, promise to give or offer to give anything of value, directly or indirectly, to a governmental official or employee, government agency, political party, public international organization or any candidate for political office in order to improperly influence any act or decision or otherwise improperly promote the business interests of the Company.

Anti-Boycott Laws

Suppliers must not participate or support any international boycott that is not sanctioned by the United States government or applicable laws.

Trade Laws

Suppliers must comply with applicable trade controls.

Accounting and Disclosure Practices

Suppliers are expected to honestly and accurately record and report all matters related to business with the Company. Books, records, accounts and financial statements should be maintained in reasonable detail, appropriately reflecting all transactions with the Company and conform to generally accepted accounting principles, applicable legal requirements and a system of internal controls. Suppliers shall make their books, records, accounts and financial statements available to the Company upon request.

Records Retention

Suppliers shall create, retain and dispose of business records in compliance with all applicable legal and regulatory requirements. Further, suppliers must cooperate with the Company’s business record retention needs, if the supplier is advised or otherwise should recognize that a business record may be relevant to an audit, investigation or pending or threatened legal or regulatory proceeding.

Political Activities

Without prior written approval pursuant to Company policy, suppliers may not use the Company’s funds or resources for political activities, make any political contributions or present any gifts on behalf of the Company to any candidate for public office or elected official, or represent the Company or authorize any third party to represent the Company in making contacts with any federal, state or local government official (or member or employee of a legislative body or government agency) to influence policy, legislation, agency rules, regulations or any other official action.

Charitable Giving

Suppliers shall not make or promise charitable contributions on the Company’s behalf or take advantage of their relationship with the Company to inappropriately solicit the Company’s employees, suppliers or other business partners for contributions or to become involved in a nonprofit organization.

Fair Dealing

Suppliers must deal fairly with the Company’s customers, suppliers, contractors, royalty owners, competitors, employees and other stakeholders. Suppliers must not take unfair advantage of anyone through manipulation, abuse of privileged or confidential information, misrepresentation, fraudulent behavior or any other unfair practice.

Protection of Confidential Company Information and Personal Data

Suppliers must strictly adhere to all confidentiality obligations. Suppliers may not access, use, remove, copy or share confidential Company information or personal data without a legitimate business purpose and prior written approval from the Company. Confidential information includes proprietary information regarding business activities, geological and geophysical information, processes and trade secrets and financial performance, as well as any nonpublic information that might be of use to competitors or harmful to the Company or its business partners if disclosed. Suppliers must be familiar with and abide by laws and regulations that govern the collection, use and disposal of personal data, including wage, salary, benefits and other confidential information related to the Company employees, contractors, directors, shareholders, royalty owners, customers and other business partners. Suppliers must ensure the confidentiality of this information and return all confidential information and personal data after their relationship with the Company ends.

Insider Trading

Suppliers may not use or share insider information concerning the Company for the purpose of trading in the Company’s common stock or other securities. Insider information includes material nonpublic information about matters such as significant contracts, claims, liabilities, major litigation, potential sales, mergers or acquisitions, development plans, operational activities, earnings, forecasts and budgets. Material information is any information, either positive or negative information that a reasonable investor would consider important in a decision to buy, hold, or sell securities.

Protection of the Company Assets

Suppliers are expected to protect the Company assets against theft, loss and misuse. The Company assets include tangible items like buildings, operational site facilities and equipment, as well as intangible items like business plans and potential prospects. When operating a vehicle on the Company business, suppliers are expected to do so in a safe manner.

Conflicts of Interest

Suppliers must avoid actual conflicts of interest or the appearance of conflicts of interest in business transactions and relationships involving the Company. A conflict of interest exists when private interests, financial or otherwise, interfere with the Company’s interests. Conflicts of interest commonly arise when: (1) a supplier uses the Company resources, such as facilities, equipment, materials, computers, office supplies, information or other assets, for personal gain or inconsistent with the Company’s best interest.; (2) a supplier takes personal advantage of a business opportunity or investment opportunity made available as a result of their relationship with the Company; or (3) a supplier has a family member or friend employed by the Company.

Business Gifts and Entertainment

Suppliers are expected to understand and comply with the Company’s policies governing business gifts and entertainment. Suppliers must never offer or provide personal incentives, rewards or bribes to any Company employee, contractor or supplier to influence a business decision or gain an unfair advantage. Suppliers may offer reasonable gifts and entertainment consistent with customary business practices and in compliance with applicable law and company policy as long as they do not influence or appear to influence a Company employee to act in a manner contrary to the Company’s interests. The Company employees are required to report all supplier gifts and entertainment pursuant to the Company’s gift and entertainment policy. Any item of value provided by a supplier is considered a gift, even if it is provided in conjunction with ordinary business activities. Suppliers are expected to make available upon request records detailing all gifts and entertainment provided to Company employees or contractors.

Reporting a Concern

Suppliers are required to report promptly all concerns involving the Company, regardless of whether the concern involves the supplier, and must take reasonable steps to cooperate in the Company investigations. To the extent possible, the Company will maintain the confidentiality of any individual reporting known or suspected misconduct. The Company will not tolerate any retaliatory acts, or the threat of retaliatory acts, against any individual for reporting known or suspected misconduct. To report questionable behavior or a possible violation of the Code of Business or Supplier Code, please address correspondence to Zion Oil & Gas, Inc., 12222 Merit Drive, Suite 1450, Dallas, Texas 75251 and to the attention of the:

(1)	General Counsel; or

(2)	Chief Compliance Officer; and/or

(3)	Mr. Oroian, Lead Independent Director, Board of Directors.

SUCCESSION PLANNING FOR THE CEO AND SENIOR EXECUTIVES

The continued success of a company depends in large part on the effectiveness of its board in developing and executing a succession plan for the CEO and senior executive officers. Since the company’s business stages will change over time as the business develops and new objectives are targeted, the executive talent needs will change such that succession planning guidelines are more important to the board than any fixed succession plan. The quality of executive leadership is often cited as the number one factor driving company performance, making succession planning arguably the most important function of a company’s board of directors. As part of succession planning, the board, working closely with the company’s current CEO and senior management, must:

•	Determine the necessary experience, professional capabilities and personal characteristics of the company’s next leaders.

•	Identify and assess the candidates in light of the company’s overall business strategy and corporate culture.

•	Select the optimal candidate to take the place of the company’s current CEO or other senior management position.

Proper succession planning requires:

•	Carefully evaluating the company’s current needs.

•	Predicting the challenges that the company will likely face several years down the road.

•	Navigating the internal dynamics of the company and the hopes and fears of the current executives most affected by the outcome of the process.

BOARD MEETINGS

During the fiscal year ended December 31, 2025, the Board held four board meetings and acted by unanimous written consent on 7 occasions. Each of the directors attended 100% of the aggregate number of meetings of the Board and 100% of any committees of the Board on which they served.

The Board does not have a formal policy with respect to Board members’ attendance at annual stockholder meetings, although it encourages directors to attend and participate at all such meetings. All the directors serving at the time of the 2025 annual meeting attended the Company’s 2025 annual meeting held in Dallas, Texas on June 4, 2025, either in person or on the webinar.

BOARD LEADERSHIP STRUCTURE

The role of Executive Chairman is held by Mr. Brown, and he held the position of CEO beginning effective April 12, 2019 and ending June 11, 2020. As of April 12, 2019, Mr. William Avery holds the position of President. Michael Croswell holds the position as Chief Financial Officer. As of June 13, 2019, Mr. Robert Dunn held the position of Chief Operations Officer, until June 11, 2020 when he also assumed the position of CEO. The Board believes that this management structure provides the optimal leadership situation for the Company during this period to ensure that key business issues and interests of the Company’s stakeholders (stockholders, employees, communities and prospective investors) are communicated to the Board.

The Board believes that other elements of the Company’s corporate structure ensure that independent directors can perform their role as independent fiduciaries in the Board’s oversight of management and our business and minimize any potential conflict that may result. In this regard, it shall be noted that Mr. Oroian serves as Lead Independent Director. Our Corporate Governance Guidelines provide that our independent directors will meet in executive session at least annually., and more frequently as needed at the call of one or more independent directors. These executive sessions are presided over by the Lead Independent Director or, if the Lead Independent Director is not in attendance, by another person chosen by the independent directors.

LEAD INDEPENDENT DIRECTOR

The Lead Independent Director serves a valuable role in leading the Board and creating an atmosphere, in which the Board can enhance the Company’s success. The Lead Independent Director’s significant responsibilities are to:

•

act as a liaison between the independent directors and the Chairman and management, including with regard to the interest of the independent directors in having particular issues or topics addressed in a Board meeting:

•

set the agendas for, call for, and preside over the executive sessions of the independent directors, which typically is conducted at the annual Board meeting, but can be conducted at any Board meeting as needed by the Lead Independent Director;

•	brief the Chairman, CEO and management, as needed, on the issues discussed in the executive sessions;

•	collaborate with the Chairman and CEO on the agendas for the meetings of the Board (including schedule and materials);

•	have the ability to call Special meetings of the Board and determine the agenda for such Special Board meeting;

•	coordinate the retention of consultants and advisors who report directly to the Board on Board matters (as opposed to committee consultants and advisors);

•	facilitate and assist the Nominating & Corporate Governance Committee with Board, committee and director evaluations;

•	assist the Chairman, CEO and Chair of the Compensation Committee with succession planning, as necessary;

•	foster a respectful atmosphere, in which directors feel comfortable asking questions, providing insight and engaging in dialogue;

•	frequently meet with management to preview significant matters expected to be presented to the Board; and

•	as needed or requested by the Board, perform other corporate governance duties.

DIRECTOR INDEPENDENCE

Although we began trading on OTCQX Market on September 2, 2020, we continue to be an SEC Reporting Company and maintain a certain level of Board and Committee independence as require by the OTCQX Market Rules for U.S. Companies and in addition to maintain the independence requirement standards of NASDAQ. The Board of Directors has established guidelines requiring a majority of directors to be independent, as determined in accordance with the Bylaws of the Company and applicable rules of the NASDAQ and OTCQX Market. As of the record date, seven members of our Board of Directors (Javier Mazón, Paul Oroian, Kent Siegel, Brad Dacus, Sarah Caygill, Pandji Putra and Virginia Prodan) met the criteria of independence set by the NASDAQ and OTCQX Market for membership on the board of a NASDAQ listed company (“NASDAQ independence criteria”) and trading on the OTCQX Market. Each of these nine directors had certified their belief that they met such independence standards. Also, all the members of the Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee are independent under applicable SEC, NASDAQ and OTCQX Market rules and regulations.

NASDAQ independence criteria provide, among other requirements, that an independent director: (i) cannot be and, over the past three years, cannot have been an officer or employee of the Company and cannot be an immediate family member of such person; (ii) cannot receive or, over the past three years, have an immediate family member who receives or received from the Company more than $120,000 in any consecutive twelve month period for services other than as one of the Company’s directors (or, with respect to an immediate family member, as a Company employee); (iii) cannot be affiliated, or be an immediate family member of a person affiliated with, any organization to which the Company made, or from which the Company received payments (other than those arising solely from investments in the Company’s securities or payments under non-discretionary charitable contribution matching programs) that exceed five percent of the organization’s consolidated gross revenues for that year, or $200,000, whichever is more, in any of the most recent three fiscal years.

SEC independence criteria, which govern members of and candidates for service on the Audit Committee, provide that an “independent” director cannot be one of the Company’s officers or be in a position, directly or indirectly, to control the Company’s management or policies (other than in his position as a director). Neither can he or she be, or be affiliated with, a paid consultant or provider of services to the Company.

BOARD COMMITTEES

The Company’s Board has established the required Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, with each comprised of only independent directors. The Company’s Board has also established an Investment Committee, Tax Benefits Preservation Committee and a Technical Reserves and Environmental, Health & Safety Committee. Each committee operates under a charter that has been approved by our Board. All of the charters are publicly available on our website at www.zionoil.com/investor-center/corporate-governance. Copies of our committee charters are available, without charge, upon request in writing to Investor Relations Department.

Audit Committee

Two of the four members of the Audit Committee are financial experts possessing accounting and audit skills, since three members are licensed CPAs. The Company’s Audit Committee is currently comprised of Messrs. Oroian, Siegel, Dacus and Caygill. Mr. Oroian was elected to serve as Chairman. Mr. Oroian is president and managing partner of Oroian, Guest and Little, P.C., a certified public accounting and consulting firm. Mr. Siegel is the president and chief operating officer of Kent S. Siegel, P.C., a certified public accounting firm and is a tax lawyer. Mr. Dacus is president and founder of the Pacific Justice Institute and a lawyer licensed to practice in Texas and California. Ms. Sarah Caygill is the independent Fund Director and Advisor of Pelion Advisors, Geneva Switzerland.

The principal function of the Audit Committee is to assist the Board in monitoring (i) the integrity of the Company’s financial statements, (ii) Company compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications and independence, (iv) performance of the Company’s independent auditors, (v) the Company’s business practices and ethical standards and (vi) related party transactions. The Audit Committee is also directly responsible for the appointment, compensation, retention and oversight of the work of the Company’s independent auditors.

The Board has determined that Mr. Oroian and Mr. Siegel of the Audit Committee are “independent directors” as defined by NASDAQ regulations and also meets the additional criteria for independence of Audit Committee members set forth in Rule 10A-3(b)(l) under the Exchange Act. Also, the Board has determined that Mr. Oroian and Mr. Siegel each qualify as an “audit committee financial expert” as defined by the SEC. Security holders should understand that this designation is a disclosure requirement of the SEC relating to Mr. Oroian’s and Mr. Siegel’s experience and understanding with respect to certain accounting and auditing matters. The designation does not impose on Mr. Oroian and Mr. Siegel any duties, obligations or liability that is greater than is generally imposed on them as members of the Audit Committee and Board, and their designations as an Audit Committee financial experts pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Audit Committee or Board.

During the fiscal year ended December 31, 2025, the Audit Committee met five times and with the full Board on four meetings.

Compensation Committee

The current members of our Compensation Committee are Ms. Caygill, Mr. Mazón and Mr. Siegel. Ms. Caygill was elected to serve as Chairperson effective June 9, 2021.

All four current members of the Compensation Committee satisfy the SEC independence criteria and the NASDAQ and OTC Market independence criteria. The Compensation Committee establishes our Company’s policies and administers our compensation program with respect to our executive officers. Based on periodic evaluation, the Compensation Committee also makes recommendations to the Board regarding director compensation and our Company’s employee benefits program. Pursuant to its charter, the functions and responsibilities of the Compensation Committee include:

•	determining compensation for the Company’s executive officers;

•	assisting in developing and reviewing the annual performance goals and objectives of our executive officers;

•	assessing the adequacy and competitiveness of our executive compensation program;

•	administering our incentive compensation program and other equity-based compensation plans;

•	reviewing and recommending compensation for our non-employee directors; and

•	reviewing and evaluating the adequacy of the Compensation Committee charter on an annual basis.

During the fiscal year ended December 31, 2025, the Compensation Committee met once and with the full Board on four meetings and acted by unanimous consent on four occasions.

Our executive officers receive a compensation package consisting of base salary, long-term equity awards, and participation in benefit plans generally available to all of our employees including life, health, disability and dental insurance. We have chosen these elements of compensation to create a flexible package that reflects the long-term nature of our business. We also enter into employment agreements with our executive officers that provide for certain severance benefits upon termination of employment following a Company change of control.

In setting executive officer compensation levels, the Compensation Committee, which is comprised entirely of independent directors, is guided by the following considerations:

•	recommendations from the CEO and Chairman of the Board based on individual executive performance and appropriate benchmark data;

•	ensuring compensation levels reflect the Company’s past performance and expectations of future performance;

•

ensuring compensation levels are competitive with compensation generally being paid to executives we seek to recruit to ensure our ability to attract and retain experienced and well-qualified executives; and

•	ensuring a portion of executive officer compensation is paid in the form of equity-based incentives to closely link stockholder and executive interests.

The Compensation Committee periodically engages a consulting company to obtain market data and information on compensation trends regarding executive and director compensation.

Nominating and Corporate Governance Committee

The current members of our Nominating and Corporate Governance Committee are Messrs. Oroian, Siegel, Dacus and Ms. Prodan. Mr. Dacus and Mr. Siegel were elected to serve as Co-Chairmen. The Nominating and Corporate Governance Committee is charged with selecting and recommending for the approval of the Board nominees to be submitted to the stockholders for election.

The primary responsibility of the Committee include identifying, evaluating and recommending, for the approval of the entire Board, potential candidates to become members of the Board, recommending membership of standing committees of the Board, developing and recommending to the entire Board corporate governance principles and practices for our Company and assisting in the implementation of such policies, and assisting in the identification, evaluation and recommendation of potential candidates to become officers of our Company. The Committee reviews our Code of Business Conduct and Ethics and its enforcement and reviews and makes recommendations to our Board.

In addition, the Nominating and Corporate Governance Committee has adopted a formal written policy respecting the standards and qualifications to be used in identifying director nominees, including the consideration of director nominees presented by the Company’s stockholders. A copy of the director nominee policy is available on our website at www.zionoil.com/investor-center/corporate-governance.

During the fiscal year ended December 31, 2025, the Nominating and Corporate Governance Committee met once and with the full Board on four meetings and acted by unanimous consent on two occasions.

While the Nominating and Corporate Governance Committee does not have a formal policy with respect to diversity, the Committee considers diversity as very important and as part of its overall assessment of the Board’s functioning and needs. Diversity on the Board is important as a factor in reflecting the diversity of the Company’s shareholders. The Board of Directors believes that it is essential that Board members represent diverse business backgrounds and experience and include individuals with a background in related fields and industries. In considering candidates for the Board, the Nominating and Corporate Governance Committee considers the entirety of each candidate’s credentials in the context of these standards and the expertise needed by the Company. We believe that the backgrounds and qualifications of our directors, considered as a group, should and do provide a composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities with respect to the Company’s functioning and needs.

The Nominating and Corporate Governance Committee will consider qualified director candidates recommended by stockholders in compliance with its formally adopted director nominee policy and subject to applicable inquiries. Proposals for consideration by the Nominating and Corporate Governance Committee of director nominees may be made by submitting the names and supporting information to: Kent Siegel, Co-Chairman, Nominating and Corporate Governance Committee, Zion Oil & Gas, Inc., 12222 Merit Drive, Suite 1450, Dallas, Texas 75251. A stockholder nomination must contain the following information about the nominee:

•	Name;

•	Age;

•	Business and residence addresses;

•	Principal occupation or employment;

•	The number of shares of the Company’s Common Stock and other Company securities held by the nominee;

•	A resume of his or her business and educational background;

•	The information that would be required under SEC rules in a proxy statement soliciting proxies for the election of such nominee as a director; and

•	A signed consent of the nominee to serve as a director, if nominated and elected.

The nomination should also contain the following information concerning the nominating stockholder:

•	Name

•	Address

•	The number of shares of the Company’s Common Stock and other securities held by the nominating stockholder.

•	The nature of the holdings — whether directly or beneficially (if beneficially, details of the legal holder and the nature of the beneficial interest should be provided); and

•

Whether the nominating stockholder has any agreement or understanding of any type (written or oral) with any other stockholder, person, or entity concerning the voting of Company shares and, if so, the identity and address of the other parties to the agreement or understanding, the stockholdings of each of the other parties, and the nature of the agreement or understanding.

Investment Committee

The Company’s Board has established an Investment Committee. The committee operates under a charter that has been approved by our Board. The charter is publicly available on our website at www.zionoil.com/investor-center/corporate-governance. Copies of our committee charters are available, without charge, upon request in writing to Investor Relations Department. The current members of our Committee are Ms. Caygill, Mr. van Brauman and Mr. Siegel. Mr. Siegel was elected to serve as Chairman. The Investment Committee consists of members of the Board and have met once in 2025 and with the full Board on four meetings.

The primary purposes of the Investment Committee are to assist the Board in reviewing the Company’s investment policies, strategies, transactions and performance and in overseeing the Company’s capital and financial resources. The Committee has the authority to establish with Board approval an Investment Policy Statement for the Company with the goals (1) to set out the parameters for asset and investment management and oversight, (2) to insure the presence of operating funds, (3) to define policies for asset growth and protection and (4) to provide for scheduled, periodic reports and notifications to the Board and the Investment Committee. The Committee may form and delegate authority to subcommittees of one or more members of the Committee as determined by the Committee to be necessary or advisable. The Committee has the authority, and would have appropriate funding from the Company, to retain such outside legal counsel, consultants, experts and other advisors, as it deems appropriate for the fulfillment of its responsibilities.

Tax Benefits Preservation Committee

The Company’s Board has established a Tax Benefits Preservation Committee. The committee operates under a charter that has been approved by our Board. The charter is publicly available on our website at www.zionoil.com/investor-center/corporate-governance. Copies of our committee charters are available, without charge, upon request in writing to Investor Relations Department. The Chairman of the Committee is Javier Mazón with Kent Siegel and Martin M. van Brauman as members. The Committee has met once in 2025 and with the full Board on four meetings.

The Tax Benefits Preservation Committee of the Board of Directors shall discharge the Board’s responsibilities with respect to (i) protecting the Company’s net operating losses (NOLs), (ii) the evaluation of a possible Tax Benefits Preservation Plan every year with recommendations to the Board, (iii) the implementation of the Plan (either “on-the-shelf” or “short-term” and until the exhaustion of the NOLs), (iv) the triggering of the Plan and its administration when in effect, (v) recommendations to the Board regarding ongoing features and any and all recommended changes and modifications to the Plan; and (vi) performing such other duties and responsibilities as may be consistent with and carrying out the provisions of this charter. Notwithstanding the foregoing, the Board shall retain the right to act on all such matters without limiting the Committee’s authority.

The Committee shall be comprised of three or more members from management Board members and independent Board members with the majority of the members and the committee chairperson being independent. The independent Board members shall be determined by the Board to be “independent” under the rules of the NASDAQ Stock Exchange and applicable legal requirements. In addition, each independent committee member shall be (ii) a “non-employee director” as such term is defined for purposes of Section 16 of the Securities Exchange Act of 1934, as amended (the “Act”), and (iii) an “outside director” as such term is defined for the purposes of Section 162(m) of the Internal Revenue Code.

The members of the Committee shall be appointed by the Board and shall serve until such member’s successor is duly elected and qualified or until such member’s earlier resignation or removal. A member of the Committee may be removed, with or without cause, by a majority vote of the Board. Unless a Chairperson is elected by the full Board, the members of the Committee shall designate a Chairperson by majority vote of the full Committee membership. The Chairperson shall be entitled to cast a vote to resolve any ties. The Chairperson will chair all regular sessions of the Committee and set the agendas for the Committee meetings. The Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate.

The Committee shall meet as frequently as circumstances dictate. Meetings of the Committee may be held at any time in person or by such electronic means as permitting all persons participating in the meeting to communicate with each other simultaneously and instantaneously. Additionally, the Committee may invite other persons to its meetings as it deems appropriate. The Committee shall review and make recommendations on the public disclosure of the any Plan on Form 8-A, or any other SEC filing, if required by the SEC rules and NASDAQ requirements.

Technical, Reserves and Environmental, Health & Safety (EHS) Committee

The Company’s Board has established a Technical, Reserves and Environmental, Health & Safety (EHS) Committee. The committee operates under a charter that has been approved by our Board. The charter is publicly available on our website at www.zionoil.com/investor-center/corporate-governance. Copies of our committee charters are available, without charge, upon request in writing to Investor Relations Department. The Chairman is Robert Dunn with Monty Kness, Jeffrey Moskowitz, Pandji Putra and Dr. Lee Russell as members. During 2025, the Committee has met once and with the full Board on four meetings.

What does the Reserves and Environmental Health & Safety Committee do? The primary purposes of the Reserves and Environmental Health & Safety Committee are to:

•	Approve the appointment of, and any proposed change in, the independent engineering consultants retained to assist us in the annual review of our reserves;

•	Approve the scope of and oversee an annual review or audit of our reserves by the independent engineering consultants, having regard to industry practices and all applicable laws and regulations;

•	Review the qualifications and independence of our independent engineering consultants and monitor their performance;

•	Approve the independent engineering consultants’ engagement fees and terms of service;

•	Review the integrity of our reserves evaluation process and reporting system;

•	Review any material reserves adjustments;

•	Review variances between the Company’s and the independent engineering consultant’s estimates of reserves;

•	Review the Company’s environmental, health and safety policies, practices and procedures; and

•	Review EHS results, near misses, actions undertaken, and the Company’s efforts associated with the Company’s EHS culture.

STOCKHOLDER AND INTERESTED PARTIES COMMUNICATIONS POLICY

In recognition of the importance of providing all interested parties, including shareholders, with the ability to communicate with members of the Board, including non-management directors, the Board has adopted a Stockholder and Interested Parties Communications Policy, a copy of which is available on our website at www.zionoil.com/investor-center/corporate-governance. Stockholders may communicate with the Board by sending written communications to the Board of Directors, care of Mr. Paul Oroian, Lead Independent Director, to:

Mr. Oroian, Lead Independent Director
Zion Oil & Gas, Inc.
12222 Merit Drive, Suite 1450
Dallas, Texas 75251

All such letters must follow the directions set out in the Stockholder and Interested Parties Communications Policy. Communications should not exceed 1,000 words in length and should indicate (i) the type and amount of Company securities held by the person submitting the communication, if any, and/or the nature of the person’s interest in the Company, (ii) any personal interest the person has in the subject matter of the communication and (iii) the person’s mailing address, email address and telephone number. Unless the communication relates to an improper topic (e.g., it contains offensive content or advocates that we engage in illegal activities) or it fails to satisfy the procedural requirements of the policy, we will deliver it to the person(s) to whom it is addressed.

The Nominating and Corporate Governance Committee may revise these procedures at any time. Until other procedures are developed and posted on our website, all communications to the Board should be mailed with the information in accordance with the procedures described in the communications policy.

Board’s Role in Risk Oversight

Management is responsible for the day-to-day management of risks the Company faces, while the Board of Directors, as a whole and through its committees, has the ultimate responsibility for the oversight of risk management. Senior officers attend meetings of the Board, provide presentations on operations including significant risks, and are available to address any questions or concerns raised by the Board. Additionally, our three Board committees assist the Board in fulfilling its oversight responsibilities in certain areas of risk. Pursuant to its charter, the Audit Committee coordinates the Boards’ oversight of the Company’s internal control over financial reporting, disclosure controls and procedures and code of conduct. Management regularly reports to the Audit Committee on these areas. The Compensation Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs. The Nominating and Corporate Governance Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with Board organization, membership and structure, succession planning for our directors and corporate governance. When any committees receive a report related to material risk oversight, the Chairman of the relevant committee reports on the discussion to the full Board.

In addition to receiving reports from Board committees regarding the risks considered in their respective areas, at least once a year, the Board will specifically review our long-term strategic plans and the principal issues and risks we may face, as well as the processes through which we manage risk. This ensures our Board has a broad view of our strategy and overall risk management process and enables the full Board to coordinate risk oversight, especially with respect to risk interrelationships. We believe our Executive Chairman’s role enhances the Board’s administration of its risk oversight function because, through his role as Chairman, he is able to provide the Board with valuable insight into our risk profile and the options to mitigate and address our risk based upon his experiences with the management of our business.

REPORT OF THE AUDIT COMMITTEE

The Company’s management has the primary responsibility for the financial statements and the reporting process, including the Company’s system of internal controls and disclosure controls and procedures. An independent registered public accounting firm has been engaged to audit the Company’s financial statements and express an opinion on the financial statements based on the audit. The Audit Committee oversees (i) the Company’s accounting and financial reporting processes and (ii) the audits of the financial statements of the Company on behalf of the Board.

The Audit Committee has met and held discussions with management and RBSM, LLP, the Company’s independent registered public accounting firm. Management represented to the Audit Committee that the Company’s financial statements for the year ended December 31, 2025 were prepared in accordance with generally accepted accounting principles. The Audit Committee discussed the financial statements with both management and the independent auditors. The Audit Committee also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380).

The Audit Committee discussed with the independent auditors the overall scope and plans for the audit. They met with the independent auditors, with and without management, to discuss the results of their examination, the evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

The Audit Committee discussed with the independent auditors the auditor’s independence from the Company and management, including the independent auditors written disclosures required by PCAOB Rule 3526 (File No. PCAOB-2008-03) (Independence Discussions with Audit Committees).

Based on the foregoing, the Audit Committee has recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2026, for filing with the SEC.

This report is submitted by the Chairman of the Audit Committee.

AUDIT COMMITTEE

Paul Oroian
Kent Siegel
Brad Dacus
Sarah Caygill

March 11, 2026

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

BOARD RECOMMENDATIONS ON PROPOSALS

PROPOSAL NO. 1

BOARD RECOMMENDATION

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSAL TO ELECT THE FOUR CLASS III DIRECTORS THAT HAVE BEEN NOMINATED TO THE BOARD OF DIRECTORS.

PROPOSAL NO. 2

RATIFICATION OF THE INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

RBSM, LLP (“RBSM”), an independent registered public accounting firm, was the auditor for the year ended December 31, 2025 and has been selected as the independent auditor for the year ending December 31, 2026. Although stockholder ratification is not required for the appointment of RBSM, since the Audit Committee has the responsibility for appointing the Company’s independent auditors, the appointment is being submitted for ratification with a view toward soliciting the stockholders’ opinions, which the Audit Committee will take into consideration in the future.

Principal Accountant Fees and Services

The following table sets forth the fees for services provided by RBSM and KPMG Somekh Chaikin (“SC”) relating to the fiscal years ended December 31, 2025 and December 31, 2024.

	Fiscal Year 2025		Fiscal Year 2024
	SC	RBSM LLP	SC	RBSM LLP
Audit Fees(1)	$12,000	$209,584	$11,000	$204,750
Audit-Related Fees(2)	—			$15,000
Tax Fees(3)	$7,000	—	$6,395	—
Total	$19,000	$209,584	$17,395	$219,750

____________

(1)

Audit Fees consist of fees for professional services rendered for the audit of our financial statements included in the Annual Report on Form 10-K, internal controls over financial reporting and the review of the interim financial statements included in the Quarterly Reports on Form 10-Q, and for the services that are normally provided in connection with regulatory filings or engagements.

(2)	Audit-Related Fees consist of assurance and/or related services that were reasonably related to the performance of the audit or review of the Company’s financial statements.
(3)	Tax Fees consist of services that were related to the filing of tax returns for our Israeli branch (figures presented exclude VAT tax).

Policy on Pre-Approval of Services

Our Audit Committee considers and pre-approves any audit and non-audit engagement or relationship between the Company and any independent accountant. The Audit Committee has delegated to the Chairman of the Audit Committee the authority to pre-approve all audit or non-audit services to be provided by an independent accountant if presented to the full Audit Committee at its next meeting. In accordance with these procedures, the engagement of RBSM to conduct the audit of our 2026 financial statements was pre-approved by the Chairman of our Audit Committee and approved by the Audit Committee.

BOARD RECOMMENDATION

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF RBSM, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026. PROXIES RECEIVED IN RESPONSE TO THIS SOLICITATION WILL BE VOTED FOR THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM UNLESS OTHERWISE SPECIFIED IN THE PROXY.

PROPOSAL NO. 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Board recognizes that executive compensation is an important matter for our stockholders. As described elsewhere in this Proxy Statement, the Compensation Committee is tasked with the implementation of our executive compensation philosophy.

In particular, the Compensation Committee strives to attract, retain and motivate exceptional executives, to reward past performance measured against established goals and provide incentives for future performance, and to align executives’ long-term interests with the interests of our stockholders. To do this, the Compensation Committee uses a combination of short- and long-term incentive compensation to reward near-term excellent performance and to encourage executives’ commitment to our long-range, strategic business goals. It is always the intention of the Compensation Committee that our executive officers be compensated competitively and consistently with our strategy, sound corporate governance principles, and stockholder interests and concerns.

We believe our compensation program is effective, appropriate and strongly aligned with the long-term interests of our stockholders and that the total compensation package provided to the Named Executive Officers (including potential payouts upon a termination or change of control) is reasonable and not excessive. As you consider this Proposal No. 3, we urge you to read the more detailed information about our compensation philosophy and objectives and to review the tabular disclosures regarding Named Executive Officer compensation together with the accompanying narrative disclosures in the “Executive Compensation Overview” section of this Proxy Statement.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our Named Executive Officers as disclosed in this Proxy Statement in accordance with the SEC’s compensation disclosure rules. The vote is advisory, which means that it is not binding on the Company or our Board or the Compensation Committee of our Board.

This proposal will be approved on an advisory basis if it receives the affirmative vote of a majority of the shares present or represented and entitled to vote either in person or by proxy. As noted earlier in this Proxy Statement, broker non-votes will not affect the outcome of this proposal, and abstentions will be equivalent to a vote against this proposal. During the Annual Meeting of stockholders on June 7, 2023, the stockholders voted to approve the compensation of the Named Executive Officers.

Accordingly, we ask our stockholders to vote on the following resolution at our 2026 Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2026 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the 2025 Summary Compensation Table and the other related tables and disclosure.”

BOARD RECOMMENDATION

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL NO. 4

FREQUENCY OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Company would also like to seek your input with regard to the frequency of future stockholder advisory votes with respect to our executive compensation programs. We are providing stockholders the option of selecting a frequency of one, two, or three years, or abstaining. The Board has determined that an advisory vote on executive compensation every three years is the best approach for the Company based upon a number of considerations, including the following:

•

Our compensation program is designed to induce performance over a multi-year period. For example, as discussed in the Executive Compensation Overview, equity awards of options represent a significant part of the total compensation and of the long-term compensation for named executive officers;

•	Our overall Company success is based upon planning and working towards multi-well, long-term exploration and drilling programs in Israel;

•

A three-year vote cycle gives the Board sufficient time to thoughtfully consider the results of the advisory vote and to implement any desired changes to our executive compensation policies and procedures; and

•	A three-year cycle will provide investors sufficient time to evaluate the effectiveness of our short- and long-term compensation strategies and the related business outcomes of the Company.

Although the vote is non-binding, our Board will take into account the outcome of the vote when making future decisions about the Company’s executive compensation policies and procedures. During the Annual Meeting of stockholders on June 10, 2020, the stockholders voted to approve the frequency of the Advisory Vote on Executive Compensation every three years. The Company’s stockholders also have the opportunity to provide additional feedback on important matters involving executive compensation even in years when advisory votes do not occur. For example, stockholders can communicate with the Board through our website at www.zionoil.com/investor-center/corporate-governance. Stockholders may communicate with the Board by sending written communications to the Board of Directors, care of Mr. Paul Oroian, Lead Director, Zion Oil & Gas, Inc., 12222 Merit Drive, Suite 1450, Dallas, Texas 75251 (See page 45 for further instructions for written communications to the Board of Directors).

BOARD RECOMMENDATION

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS SELECT “THREE YEARS” ON THE PROPOSAL RECOMMENDING THE FREQUENCY OF ADVISORY VOTES ON EXECUTIVE COMPENSATION.

OTHER MATTERS

At the Annual Meeting, management does not intend to present any matters other than matters referred to herein, and as of this date management does not know of any such matter that will be presented for a vote at said Meeting.

STOCKHOLDER PROPOSALS

Under the rules of the SEC, stockholder proposals intended to be presented at the Company’s 2026 Annual Meeting of Stockholders in accordance with Rule 14a-8 promulgated under the Exchange Act must be made in accordance with the bylaws of the Company and received by the Company, at its principal executive offices, to be eligible for inclusion in the Company’s proxy statement for that meeting, no later than December 31, 2025. The proposal must otherwise comply with all requirements of the SEC for stockholder proposals. Appropriate stockholder proposals submitted outside of Rule 14a-8 must be pursuant to our bylaws and policies. The Board will review any stockholder proposals that are filed as required and will determine whether such proposals meet applicable criteria for inclusion in its 2026 proxy statement.

SOLICITATION OF PROXIES

The Company will pay the cost for the solicitation of proxies. Solicitation of proxies may be made in person or by mail, telephone, or telecopy by directors, officers, and employees of the Company. The Company may also engage the services of others to solicit proxies in person or by telephone or telecopy. In addition, the Company may also request banking institutions, brokerage firms, custodians, nominees, and fiduciaries to forward solicitation material to the beneficial owners of Common Stock held of record by such persons, and the Company will reimburse such persons for the costs related to such services.

It is important that your shares be represented at the Annual Meeting. If you are unable to be present in person, you may vote by telephone or via the Internet. If you have received a paper copy of the proxy card by mail you may also sign, date and return the proxy card promptly in the enclosed postage-prepaid envelope.

“HOUSEHOLDING” OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and related notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or notice addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you instruct us to the contrary. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and related notices, or if you are receiving multiple copies of the proxy statement and related notices and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You may notify us by sending a written request to Investor Relations, Zion Oil & Gas, Inc., 12222 Merit Drive, Suite 1450, Dallas, Texas 75251 or by calling us at (214) 221-4610.

The Company undertakes to deliver promptly, upon written or oral request, a separate copy of the Annual Report on Form 10-K for the year ended December 31, 2025, the Proxy Statement and the Notice of Annual Meeting of Stockholders and related notices to a stockholder at a shared address to which a single copy of such documents was delivered. Stockholders may make such request in writing, directed to Investor Relations, Zion Oil & Gas, Inc., 12222 Merit Drive, Suite 1450, Dallas, Texas 75251 or by calling us at (214) 221-4610.

By Order of the Board of Directors

/s/ JOHN M. BROWN
John M. Brown
Executive Chairman of the Board
April 9, 2026

0

ZION OIL & GAS, INC.

Proxy for Annual Meeting of Shareholders on

via live webinar, please register at www.zionoil.com/2026AMS by May 29, 2026.
Webinar details will be emailed to registered shareholders prior to the Annual Meeting.
Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Martin van Brauman and Michael Croswell, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Shareholders of Zion Oil & Gas, Inc., to be held June 2, 2026, and at any adjournments or postponements thereof, as follows:

(Continued and to be signed on the reverse side)

1.1 14475

Important Notice of Availability of Proxy Materials for the Annual Meeting of Shareholders of

ZION OIL & GAS, INC.

With the Annual Meeting via live webinar, please register at www.zionoil.com/2026AMS by May 29, 2026.

COMPANY NUMBER	
ACCOUNT NUMBER	
CONTROL NUMBER	

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

If you want to receive a paper or e-mail copy of the proxy materials you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request as instructed below before May 19, 2026.

Please visit www.astproxyportal.com/ast/ZionoiI/, where the following materials are available for view:

- Notice of Annual Meeting of Shareholders
- Proxy Statement
- Form of Electronic Proxy Card
- Annual Report on Form 10-K

TO REQUEST MATERIAL: TELEPHONE: 1-888-Proxy-NA (1-888-776-9962) or +1-201-299-6210 worldwide
E-MAIL: help@equiniti.com
WEBSITE: us.astfinancial.com/OnlineProxyVoting/ProxyVoting/RequestMaterials

TO VOTE:

ONLINE: To access your online proxy card, please visit www.voteproxy.com and follow the on-screen instructions or scan the QR code with your smartphone. You may enter your voting instructions at www.voteproxy.com up until 10:15 a.m. Eastern Time, Tuesday, June 2, 2026.

TELEPHONE: To vote by telephone, please visit www.voteproxy.com to view the materials and to obtain the toll free number to call.

MAIL: If you received a printed copy of the Proxy Card, you can vote by marking, dating and signing it, and promptly returning it in the postage-paid envelope provided.

Please note that you cannot use this notice to vote by mail.

   Paul Oroian

   Virginia Prodan

   Pandji Putra

   Robert Dunn

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" EACH OF THE NOMINEES, "FOR" PROPOSALS 2 AND 3, AND FOR "3 YEARS" IN PROPOSAL 4.

ANNUAL MEETING OF SHAREHOLDERS OF

ZION OIL & GAS, INC.

June 2, 2026

PROXY VOTING INSTRUCTIONS

INTERNET - Access **www.voteproxy.com** and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **+1-201-299-4446** worldwide from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online or by phone until 10:15 a.m. Eastern Time Tuesday, June 2, 2026.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via equiniti.com/us/ast-access to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card
are available at www.astproxyportal.com/ast/Zionoil/

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the internet.

00003333303040000000 2 060226

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" EACH OF THE NOMINEES, "FOR" PROPOSALS 2 AND 3, AND FOR "3 YEARS" IN PROPOSAL 4, BELOW.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

	FOR	AGAINST	ABSTAIN
Paul Oroian	☐	☐	☐
Virginia Prodan	☐	☐	☐
Pandji Putra	☐	☐	☐
Robert Dunn	☐	☐	☐
2. Ratify the appointment of RBSM, LLP, as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2026.	☐	☐	☐

	1 YEAR	2 YEARS	3 YEARS	ABSTAIN
4. Approve, in a nonbinding advisory vote, the frequency of future nonbinding advisory votes on the compensation of the Company's Named Executive Officers.	☐	☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder ______ Date: ______ Signature of Shareholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF SHAREHOLDERS OF

ZION OIL & GAS, INC.

June 2, 2026

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via equiniti.com/us/ast-access to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card are available at www.astproxyportal.com/ast/Zionoil/

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

00003333303040000000 2 060226

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" EACH OF THE NOMINEES, "FOR" PROPOSALS 2 AND 3, AND FOR "3 YEARS" IN PROPOSAL 4, BELOW. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
Paul Oroian	☐	☐	☐
Virginia Prodan	☐	☐	☐
Pandji Putra	☐	☐	☐
Robert Dunn	☐	☐	☐
2. Ratify the appointment of RBSM, LLP, as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2026.	☐	☐	☐

	1 YEAR	2 YEARS	3 YEARS	ABSTAIN
4. Approve, in a nonbinding advisory vote, the frequency of future nonbinding advisory votes on the compensation of the Company's Named Executive Officers.	☐	☐	☐	☐

Signature of Shareholder ________ Date: ________ Signature of Shareholder ________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.